Exhibit 4.2 - Amended and Restated Master Pooling and Servicing Agreement

                                                                [EXECUTION COPY]

===============================================================================


                   _________________________________________

                              AMENDED AND RESTATED
                     MASTER POOLING AND SERVICING AGREEMENT

                          Dated as of December 31, 2001
                   _________________________________________



                        TYLER INTERNATIONAL FUNDING, INC.
                                   Transferor

                       FIRST NORTH AMERICAN NATIONAL BANK
                Transferor under the Prior Agreement and Servicer

                                       and

                              BANKERS TRUST COMPANY
                                     Trustee

                       on behalf of the Certificateholders


                    _________________________________________

                      CIRCUIT CITY CREDIT CARD MASTER TRUST
                   _________________________________________


===============================================================================


                                TABLE OF CONTENTS
                                -----------------

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                                                                              PAGE
                                                                              ----
                                     ARTICLE I
                                    DEFINITIONS

Section 1.1    Definitions ................................................      1
Section 1.2    Other Definitional Provisions ..............................     19
Section 1.3    Amendment and Restatement ..................................     19
Section 1.4    Assumption Agreement; Continuing Liability .................     19

                                     ARTICLE II
                 APPOINTMENT OF TRUSTEE; CONVEYANCE OF RECEIVABLES;
                              ISSUANCE OF CERTIFICATES

Section 2.1    Appointment of Trustee; Conveyance of Receivables ..........     21
Section 2.2    Acceptance by Trustee ......................................     23
Section 2.3    Representations and Warranties of the Transferor Relating
               to the Transferor ..........................................     24
Section 2.4    Representations and Warranties of the Transferor Relating
               to this Agreement and any Supplement and the Receivables ...     26
Section 2.5    Covenants of the Transferor ................................     33
Section 2.6    Addition of Accounts; Repurchase of Investor Certificates ..     35
Section 2.7    Removal of Accounts ........................................     39
Section 2.8    Discount Option Receivables ................................     41

                                    ARTICLE III
                    ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.1    Appointment and Other Matters Relating to the Servicer .....     43
Section 3.2    Servicing Compensation .....................................     44
Section 3.3    Representations, Warranties and Covenants of the Servicer ..     45
Section 3.4    Reports and Records for the Trustee ........................     48
Section 3.5    Annual Servicer's Certificate ..............................     49
Section 3.6    Annual Independent Public Accountants' Servicing Report ....     49
Section 3.7    Tax Treatment ..............................................     50
Section 3.8    Adjustments ................................................     50
Section 3.9    Reports to the Commission ..................................     51

                                     ARTICLE IV
                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND
                             APPLICATION OF COLLECTIONS

Section 4.1    Establishment of Collection Account and Allocations with
               Respect to the Exchangeable Transferor Certificate .........     53


                                    ARTICLE V
               [ARTICLE V IS RESERVED AND MAY BE SPECIFIED IN ANY
                     SUPPLEMENT WITH RESPECT TO ANY SERIES]

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                                     ARTICLE VI
                                  THE CERTIFICATES

Section 6.1      The Certificates ............................................   59
Section 6.2      Authentication of Certificates .............................    59
Section 6.3      Registration of Transfer and Exchange of Certificates ......    60
Section 6.4      Mutilated, Destroyed, Lost or Stolen Certificates ..........    63
Section 6.5      Persons Deemed Owners ......................................    63
Section 6.6      Appointment of Paying Agent ................................    64
Section 6.7      Access to List of Certificateholders' Names and Addresses ..    65
Section 6.8      Authenticating Agent .......................................    65
Section 6.9      Tender of Exchangeable Transferor Certificate ..............    66
Section 6.10     Global Certificate; Euro-Certificate Exchange Date .........    68
Section 6.11     Book-Entry Certificates ....................................    69
Section 6.12     Notices to Clearing Agency .................................    70
Section 6.13     Definitive Certificates ....................................    70
Section 6.14     Meetings of Certificateholders .............................    71
Section 6.15     Uncertificated Classes .....................................    73

                                    ARTICLE VII
                      OTHER MATTERS RELATING TO THE TRANSFEROR

Section 7.1      Liability of the Transferor ................................    74
Section 7.2      Merger or Consolidation of, or Assumption of the
                 Obligations of, the Transferor .............................    74
Section 7.3      Limitation on Liability of the Transferor ..................    75
Section 7.4      Liabilities ................................................    75

                                    ARTICLE VIII
                       OTHER MATTERS RELATING TO THE SERVICER

Section 8.1      Liability of the Servicer ..................................    77
Section 8.2      Merger or Consolidation of, or Assumption of the
                 Obligations of, the Servicer ...............................    77
Section 8.3      Limitation on Liability of the Servicer and Others .........    77
Section 8.4      Indemnification of the Trust and the Trustee ...............    78
Section 8.5      The Servicer Not to Resign .................................    79
Section 8.6      Access to Certain Documentation and Information Regarding
                 the Receivables ............................................    79
Section 8.7      Delegation of Duties .......................................    79
Section 8.8      Examination of Records .....................................    79


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                                     ARTICLE IX
                              EARLY AMORTIZATION EVENTS

Section 9.1      Early Amortization Events ....................................   80
Section 9.2      Additional Rights Upon the Occurrence of Certain Events ......   81

                                      ARTICLE X
                                  SERVICER DEFAULTS

Section 10.1     Servicer Defaults ............................................   83
Section 10.2     Trustee to Act; Appointment of Successor .....................   85
Section 10.3     Notification to Certificateholders ...........................   86
Section 10.4     Waiver of Past Defaults ......................................   87

                                     ARTICLE XI
                                     THE TRUSTEE

Section 11.1     Duties of Trustee ............................................   88
Section 11.2     Certain Matters Affecting the Trustee ........................   89
Section 11.3     Trustee Not Liable for Recitals in Certificates ..............   91
Section 11.4     Trustee May Own Certificates .................................   91
Section 11.5     The Servicer to Pay Trustee's Fees and Expenses ..............   92
Section 11.6     Eligibility Requirements for Trustee .........................   92
Section 11.7     Resignation or Removal of Trustee ............................   92
Section 11.8     Successor Trustee ............................................   93
Section 11.9     Merger or Consolidation of Trustee ...........................   93
Section 11.10    Appointment of Co-Trustee or Separate Trustee ................   94
Section 11.11    Tax Returns and Compliance ...................................   95
Section 11.12    Trustee May Enforce Claims Without Possession of
                 Certificates .................................................   95
Section 11.13    Suits for Enforcement ........................................   96
Section 11.14    Rights of Certificateholders to Direct Trustee ...............   96
Section 11.15    Representations and Warranties of Trustee ....................   96
Section 11.16    Maintenance of Office or Agency ..............................   96
Section 11.17    Force Majeure ................................................   97

                                     ARTICLE XII
                                     TERMINATION

Section 12.1     Termination of Trust .........................................   98
Section 12.2     Optional Purchase; Final Termination Date of Investor
                 Certificates of any Series ...................................   98
Section 12.3     Final Payment with Respect to any Series .....................   99
Section 12.4     Transferor's Termination Rights ..............................  100
Section 12.5     Defeasance ...................................................  101

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

  Section 13.1   Amendment ................................................. 103
  Section 13.2   Protection of Right, Title and Interest to Trust .......... 105
  Section 13.3   Limitation on Rights of Certificateholders ................ 106
  Section 13.4   GOVERNING LAW ............................................. 106
  Section 13.5   Notices ................................................... 107
  Section 13.6   Severability of Provisions ................................ 107
  Section 13.7   Assignment ................................................ 108
  Section 13.8   Certificates Nonassessable and Fully Paid ................. 108
  Section 13.9   Further Assurances ........................................ 108
  Section 13.10  No Waiver; Cumulative Remedies ............................ 108
  Section 13.11  Counterparts .............................................. 108
  Section 13.12  Third-Party Beneficiaries ................................. 108
  Section 13.13  Actions by Certificateholders ............................. 108
  Section 13.14  Merger and Integration .................................... 109
  Section 13.15  Headings .................................................. 109
  Section 13.16  Certificates and Opinions of Counsel ...................... 109
  Section 13.17  Nonpetition Covenant ...................................... 109

EXHIBITS

     Exhibit A:  Form of Exchangeable Transferor Certificate
     Exhibit B: Form of Assignment of Receivables in Additional Accounts Exhibit C: Form of Reassignment of Receivables
     Exhibit D:  Form of Series Closing Date Report
     Exhibit E:  Form of Monthly Servicer's Certificate
     Exhibit F:  Form of Annual Servicer's Certificate
     Exhibit G:  Form of Opinion of Counsel with Respect to the Agreement and
                 Additional Accounts
     Exhibit H:  Form of Annual Opinion of Counsel
     Exhibit I: Form of Depository Agreement (Letter of Representations) Exhibit J: Tyler Funding Charter Provisions (Separate Corporate Existence) Exhibit K: Rating Agency Procedure (Automatic Additional Accounts)
     Exhibit L:  Rating Agency Procedure (Removal of Accounts)

SCHEDULES

     Schedule 1  List of Accounts

          AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of December 31, 2001, among TYLER INTERNATIONAL FUNDING, INC., a Delaware corporation, as Transferor, FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as Transferor under the Prior Agreement (as defined below) and as Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

                             PRELIMINARY STATEMENTS

          WHEREAS, First North American National Bank, as Transferor and Servicer, and Bankers Trust Company, as Trustee, are parties to a Master Pooling and Servicing Agreement dated as of October 4, 1994, as amended (the "Prior Agreement"); and

          WHEREAS, First North American National Bank desires to amend and restate the Prior Agreement to provide for, among other changes, the substitution of Tyler International Funding, Inc., a qualifying special purpose entity, for First North American National Bank as Transferor;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party hereto agrees, for the benefit of the other parties and, to the extent provided herein or in any Supplement, for the benefit of the Certificateholders and any Enhancement Provider, to amend and restate the Prior Agreement as of December 31, 2001 to read in its entirety as set forth herein.

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 Definitions. Whenever used in this Agreement, the
                      -----------
following words and phrases shall have the following meanings:

          "Account" shall mean each consumer revolving credit card account
           -------
originated by the Bank, which account (i) is identified in the Bank's master computer files by the four digit identifying code number 1006, 1007, 1906, 1907, 2006, 2007, 3206, 3207, 3306, 3307, 3506, 3507, 3706, 3707, 3806, 3807, 3906,
3907, 4306, 4307, 4406, 4407, 4506, 4507, 4606, 4607, 4706, 4707, 4806 or 4807
(and, in each case, is identified as being correlated to Big Agent 2000) or (ii) is identified in a computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.1 or 2.6. The term "Account" shall include
(A) each Transferred Account, (B) each Additional Account, but only from and after the Additional Account Closing Date with respect thereto, (C) each Automatic Additional Account, but only from and after the Creation Date with respect thereto, and (D) each Removed Account, but only prior to the Removal Date with respect thereto.

          "Account Agreements" shall have the meaning specified in Section 1.1
           ------------------
of the Receivables Purchase Agreement.

          "Account Guidelines" shall mean the written policies and procedures of
           ------------------
the Bank relating to the operation of its consumer revolving credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of customers and the extension of credit to customers and relating to the maintenance of consumer revolving credit card accounts and the collection of receivables, as such policies and procedures may be amended from time to time in accordance with Section 5.1(c) of the Receivables Purchase Agreement.

          "Accumulation Period" shall have, with respect to any Series or Class,
           -------------------
the meaning, if any, specified for such Series or Class in the related
Supplement.

          "Additional Account Closing Date" shall mean, with respect to any
           -------------------------------
Additional Account, the date on which such Additional Account will be included as an Account pursuant to Section 2.6.

          "Additional Account Cut-Off Date" shall mean, with respect to any
           -------------------------------
Additional Account, the last day of the Collection Period preceding the related Additional Account Closing Date.

          "Additional Accounts" shall have the meaning specified in Section
           -------------------
2.6(a).

          "Adjustment Amount" shall have the meaning specified in Section
           -----------------
3.8(a).

          "Adjustment Payment" shall have the meaning specified in Section
           ------------------
3.8(a).

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by or under common control with such Person.

          "Aggregate Automatic Addition Limit" shall mean (i) the number of
           ----------------------------------
Eligible Accounts designated as Automatic Additional Accounts pursuant to
Section 2.6(d) which would either (x) with respect to any calendar quarter, equal 15% of the sum of the number of Accounts as of the first day of such calendar quarter and the number of Additional Accounts included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) since such first day and (y) with respect to any period of twelve consecutive Collection Periods, equal 20% of the sum of the number of Accounts as of the first day of such period and the number of Additional Accounts included as Accounts pursuant to Section 2.6(a) or
Section 2.6(b) since such first day or (ii) such higher number of Automatic Additional Accounts as may be calculated pursuant to the procedure attached as Exhibit K or as may otherwise be approved in writing by the Rating Agencies.
---------

          "Aggregate Invested Amount" shall mean, on any date of determination,
           -------------------------
the sum of the Invested Amounts with respect to all Series then outstanding.

          "Aggregate Invested Percentage" shall mean, on any date of
           -----------------------------
determination, the sum of the applicable Invested Percentages with respect to all Series then outstanding.

          "Aggregate Principal Receivables" shall mean, on any date of
           -------------------------------
determination, the aggregate amount of Principal Receivables at the end of such date.

          "Agreement" shall mean this Master Pooling and Servicing Agreement and
           ---------
all amendments hereof and supplements hereto, including any Supplement.

          "Amortization Period" shall mean, with respect to any Series, the
           -------------------
Accumulation Period, Controlled Amortization Period, Principal Amortization Period, Early Amortization Period or other type of amortization period specified in the related Supplement.

          "Applicants" shall have the meaning specified in Section 6.7.
           ----------

          "Appointment Day" shall have the meaning specified in Section 9.2(a).
           ---------------

          "Assignment" shall have the meaning specified in Section 2.6.
           ----------

          "Authorized Newspaper" shall mean one or more newspapers of general
           --------------------
circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Automatic Additional Accounts" shall have the meaning specified in
           -----------------------------
Section 2.6(d).

          "Bank" shall mean First North American National Bank, a national
           ----
banking association, and any successor thereto.

          "Bearer Certificates" shall have the meaning specified in Section 6.1.
           -------------------

          "Bearer Rules" shall mean the provisions of the Internal Revenue Code,
           ------------
in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations.

          "Book-Entry Certificates" shall mean certificates evidencing
           -----------------------
beneficial interests in the Investor Certificates, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 6.11; provided, however, that after the occurrence of a
                           --------  -------
condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Owners, such Definitive Certificates shall replace Book-Entry Certificates.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
day on which banking institutions in Richmond, Virginia, Atlanta, Georgia or New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

          "Certificate" shall mean one of any Series of the Investor
           -----------
Certificates or the Exchangeable Transferor Certificate.

          "Certificateholder" or "Holder" shall mean the Person in whose name a
           -----------------      ------
Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or coupon, as the case may be, or such other Person deemed to be a "Certificateholder" or "Holder" in any related Supplement.

          "Certificate Interest" shall mean interest payable with respect to the
           --------------------
Investor Certificates of any Series pursuant to the related Supplement.

          "Certificate Owner" shall mean, with respect to any Book-Entry
           -----------------
Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency).

          "Certificate Principal" shall mean principal payable with respect to
           ---------------------
the Investor Certificates of any Series pursuant to the related Supplement.

          "Certificate Rate" shall mean, with respect to any Series or Class,
           ----------------
the rate per annum (or the formula on the basis of which such rate shall be determined) specified for such Series or Class in the related Supplement.

          "Certificate Register" shall mean the register maintained pursuant to
           --------------------
Section 6.3 providing for the registration of the applicable Certificates and transfers and exchanges thereof.

          "Circuit City" shall mean Circuit City Stores, Inc., a Virginia
           ------------
corporation, and any successor thereto.

          "Class" shall mean any class of Investor Certificates within a Series,
           -----
each as designated in the related Supplement.

          "Clearing Agency" shall mean an organization registered as a "clearing
           ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other
           ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency or Foreign Clearing Agency.

          "Clearstream" shall mean Clearstream Banking, societe anonyme, a
           -----------
professional depository incorporated under the laws of Luxembourg, and any successor thereto.

          "Closing Date" shall mean, with respect to any Series, the date of
           ------------
issuance of such Series, as specified in the related Supplement.

          "Collection Account" shall have the meaning specified in Section 4.1.
           ------------------

          "Collection Period" shall mean, unless otherwise provided in any
           -----------------
Supplement, the period from and including the first day of a calendar month to and including the last day of such calendar month.

          "Collections" shall mean all payments and other amounts (including
           -----------
Insurance Proceeds) received by the Servicer with respect to the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the related Account Agreements in effect from time to time. Collections with respect to any Collection Period shall be deemed to include (i) all Recoveries, if any, received during such Collection Period, (ii) the Interchange Amount, if any, with respect to such Collection Period and (iii) all interest and other investment earnings (net of losses and investment expenses), if any, received during such Collection Period on funds on deposit in the Excess Funding Account.

               "Common Depositary" shall mean the Person appointed as such as
                -----------------
specified in the related Supplement, in its capacity as common depositary for the respective accounts of a Foreign Clearing Agency.

               "Controlled Amortization Period" shall have, with respect to any
                ------------------------------
Series, the meaning, if any, specified in the related Supplement.

               "Corporate Trust Office" shall mean the principal office of the
                ----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group/Structured Finance.

               "Coupons" shall have the meaning specified in Section 6.1.
                -------

               "Creation Date" shall mean, with respect to any Account or
                -------------
Receivable, the Business Day on which such Account is first identified in the Servicer's master computer files by the four digit identifying code number 1006, 1007, 1906, 1907, 2006, 2007, 3206, 3207, 3306, 3307, 3506, 3507, 3706, 3707,
3806, 3807, 3906, 3907, 4306, 4307, 4406, 4407, 4506, 4507, 4606, 4607, 4706,
4707, 4806 or 4807 (and, in each case, is identified as being correlated to Big Agent 2000) or the date on which such Receivable is created, as applicable.

               "Date of Processing" shall mean, with respect to any transaction,
                ------------------
the Business Day on which such transaction is first recorded on the Servicer's computer master file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

               "Default Amount" shall mean, for any Collection Period, the
                --------------
aggregate amount of Principal Receivables (other than Ineligible Receivables) in all Accounts which became Defaulted Accounts during such Collection Period (determined in each case as of the date on which the related Account became a Defaulted Account) minus Recoveries, if any, received during such Collection Period.

               "Defaulted Account" shall mean each Account with respect to
                -----------------
which, in accordance with the Account Guidelines pursuant to which such Account is governed or the customary and usual servicing procedures of the Servicer for servicing consumer revolving credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible. An Account shall be deemed a Defaulted Account no later than the earlier of (i) the last day of the calendar month in which such Account becomes 180 days delinquent on a contractual basis and (ii) 30 days after receipt of notice by the Servicer that the related Obligor has died or has filed a bankruptcy petition or has had a bankruptcy petition filed against him. Notwithstanding any other provision hereof, any Receivables in a Defaulted

Account which are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

               "Defeasance" shall have the meaning specified in Section 12.5.
                ----------

               "Defeased Series" shall have the meaning specified in Section
                ---------------
12.5.

               "Definitive Certificates" shall have the meaning specified in
                -----------------------
Section 6.11.

               "Definitive Euro-Certificates" shall have the meaning specified
                ----------------------------
in Section 6.10.

               "Depository Agreement" shall mean the agreement among the
                --------------------
Transferor, the Trustee and the initial Clearing Agency, substantially in the form of Exhibit I, or such other agreement as may be specified in the related
        ---------
Supplement.

               "Determination Date" shall mean, with respect to any Series, the
                ------------------
eighth day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, or such other date as may be specified in the related Supplement.

               "Discount Collections" shall mean, on any Date of Processing on
                --------------------
and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Collection Period, and
(b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such Date of Processing.

               "Discount Option Receivables" shall mean, on any Date of
                ---------------------------
Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the date on which the Transferor's exercise of its discount option takes effect, shall be zero) plus (b) any new Discount Option
                                             ----
Receivables created on such Date of Processing minus (c) any Discount
                                               -----
Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to Discount Option Receivables) and the Discount Percentage.

               "Discount Percentage" shall have the meaning specified in Section
                -------------------
2.8(a).

               "Distribution Date" shall mean, with respect to any Series, the
                -----------------
fifteenth day of each calendar month, or, if such fifteenth day is not a Business Day, the next succeeding Business Day, or such other date as may be specified in the related Supplement.

               "Early Amortization Event" shall mean, with respect to any
                ------------------------
Series, each event specified in Section 9.1 and each additional event, if any, specified in the related Supplement as an Early Amortization Event with respect to such Series.

               "Early Amortization Period" shall have, with respect to any
                -------------------------
Series, the meaning, if any, specified in the related Supplement.

               "Eligible Account" shall mean, with respect to Accounts existing
                ----------------
on the Substitution Date, as of the Initial Cut-Off Date, with respect to Additional Accounts, as of the related Additional Account Cut-Off Date, and with respect to Automatic Additional Accounts (including Automatic Additional Accounts included as Accounts prior to the Substitution Date), as of the related Creation Date, each Account (i) which is in existence and owned by the Bank,
(ii) which is payable in United States dollars, (iii) the credit card or cards related to which have not been reported lost or stolen or designated fraudulent,
(iv) which was created in accordance with, or under standards no less stringent than, the Account Guidelines, (v) which is not identified by the Bank in its computer files as having been canceled due to the bankruptcy, insolvency or death of the related Obligor, (vi) the receivables in which have not been charged off as uncollectible prior to the Initial Cut-Off Date, the Additional Account Cut-Off Date or the Creation Date, as applicable, in accordance with the Account Guidelines, (vii) the receivables in which have not been assigned, pledged or sold (other than pursuant to the Receivables Purchase Agreement or this Agreement), (viii) the Obligor of which has provided, as its most recent billing address, an address in the United States or its territories or possessions or a United States military address (provided, however, that up to
                                                 --------  -------
1% of the Accounts (based on the aggregate outstanding balance of the receivables in such Accounts as a percentage of the aggregate outstanding balance of all Receivables) may have an Obligor which has provided, as its most recent billing address, an address outside the United States and its territories and possessions which is not a United States military address) and (ix) with respect to which neither the Transferor nor any Affiliate of the Transferor is the Obligor.

               "Eligible Institution" shall mean (i) a depository institution,
                --------------------
which may include the Trustee, organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank), which at all times has either a long-term unsecured debt rating of at least Baa3 from Moody's or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to Moody's and the deposits in which are insured by the FDIC or (ii) any other depository institution, which may include the Trustee, approved in writing by each Rating Agency; provided, however, that (A) the commercial paper, short-term
                    --------  -------
debt obligations or other short-term deposits of the depository institution described in clause (i) above must be rated at least P-1 by Moody's and at least A-1+ by Standard & Poor's (and at least F-1 by Fitch if Fitch is a Rating Agency for any then outstanding Series and the commercial paper, short-term debt obligations or other short-term deposits of such depository institution are rated by Fitch) if deposits are to be held in an account maintained with such depository institution pursuant to this Agreement for 30 or fewer days and (B) the long-term unsecured debt obligations of the depository institution described in clause (i) above must be rated at least AA- by Standard & Poor's if deposits are to be held in an account maintained with such depository institution pursuant to this Agreement for more than 30 days.

               "Eligible Investments" shall mean instruments, investment
                --------------------
property or other property, other than securities issued by or obligations of the Bank or any Affiliate of the Bank, which evidence:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;

               (ii) demand deposits, time deposits, bankers' acceptances or certificates of deposit of any depository institution or trust company organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that, at the time of
                                         --------  -------
     investment, the commercial paper or other unsecured short-term debt obligations of such depository institution or trust company must be rated at least P-1 by Moody's and at least A-1+ by Standard & Poor's (and a rating of at least F-1+ by Fitch if Fitch is a Rating Agency for any then outstanding Series and the commercial paper, short-term debt obligations or other short-term deposits of such depository institution or trust company are rated by Fitch);

               (iii) commercial paper having, at the time of investment, a rating of at least P-1 by Moody's and at least A-1+ by Standard & Poor's (and a rating of at least F-1+ by Fitch if Fitch is a Rating Agency for any then outstanding Series and such commercial paper is rated by Fitch);

               (iv) demand deposits, time deposits and certificates of deposit fully insured by the FDIC having, at the time of investment, a rating of at least P-1 by Moody's and at least A-1+ by Standard & Poor's (and a rating of at least F-1+ by Fitch if Fitch is a Rating Agency for any then outstanding Series and such demand deposits, time deposits or certificates of deposit are rated by Fitch); or

               (v) money market funds having, at the time of investment, a rating in the highest rating category assigned by Moody's and Standard & Poor's (and a rating in the highest rating category assigned by Fitch if Fitch is a Rating Agency for any then outstanding Series and such money market funds are rated by Fitch), including, without limitation, money market funds for which the Trustee or any Affiliate of the Trustee is investment manager or advisor;

and any other investment as to which the Rating Agency Condition shall have been satisfied.

          "Eligible Receivable" shall mean each Receivable:
           -------------------

               (i)   which has arisen under an Eligible Account;

               (ii) which was created in compliance with all applicable Requirements of Law and pursuant to an Account Agreement which complies with all applicable Requirements of Law in either case the failure to comply with which would have a material adverse effect upon the Investor Certificateholders;

               (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by the Bank in connection with the creation of such Receivable or the execution, delivery and performance by the Bank of the related Account Agreement have been duly obtained or given and are in full force and effect as of such date of creation;

               (iv) which has been the subject of a valid sale by the Bank to the Transferor of all of the Bank's right, title and interest in such Receivable pursuant to the Receivables Purchase Agreement and as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all Liens (other than Liens permitted under Section 2.5(b));

               (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), effective until the termination of the Trust;

               (vi) which will at all times be the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

               (vii) which constitutes an "account" under and as defined in
     Article 9 of the UCC as in effect in the State of New York and the Relevant UCC State;

               (viii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted hereunder;

               (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

               (x) as to which the Transferor has satisfied all obligations to be fulfilled at the time of its transfer to the Trust;

               (xi) as to which the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein; and

               (xii) which was originated by the Bank in the ordinary course of business.

            "Eligible Servicer" shall mean the Bank, the Trustee, or any entity
             -----------------
which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000 as of the end of its most recent fiscal quarter, (ii) is servicing a portfolio of consumer revolving credit card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

            "Enhancement" shall mean, with respect to any Series or Class, any
             -----------
letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, collateral indebtedness amount, collateral interest, collateralized trust obligation, cash collateral guaranty, surety bond, insurance policy, tax protection agreement, interest rate swap, interest rate cap, spread account, reserve account, subordination arrangement, cross-support feature or other contract, agreement or arrangement (including any combination of any such contracts, agreements or arrangements) established or entered into for the benefit of the Certificateholders of such Series or Class, in each case as set forth in the related Supplement.

            "Enhancement Agreement" shall mean any agreement, instrument or
             ---------------------
document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

            "Enhancement Invested Amount" shall have, with respect to any
             ---------------------------
Series, the meaning specified in the related Supplement.

            "Enhancement Provider" shall mean, with respect to any Series, that
             --------------------
Person designated as such in the related Supplement.

            "ERISA" shall mean the Employee Retirement Income Security Act of
             -----
1974, as amended from time to time, and the regulations promulgated thereunder.

            "Euro-Certificate Exchange Date" shall mean, with respect to any
             ------------------------------
Series, the date specified in the related Supplement.

            "Euroclear Operator" shall mean Euroclear Bank S.A./N.V., as
             ------------------
operator of the Euroclear System, or any successor thereto.

            "Excess Automatic Additional Accounts" shall mean, with respect to
             ------------------------------------
any calendar quarter or any period of twelve consecutive months, all Automatic Additional Accounts designated by the Transferor during such calendar quarter or such twelve month period after the designation of the Automatic Additional Account that caused the number of Automatic Additional Accounts designated during such calendar quarter or such twelve month period to equal the applicable Aggregate Automatic Addition Limit.

            "Excess Funding Account" shall have the meaning specified in Section
             ----------------------
4.1(f).

            "Excess Funding Amount" shall mean, on any date of determination,
             ---------------------
the amount on deposit in the Excess Funding Account on such date.

            "Excess Recoveries" shall mean, with respect to any Collection
             -----------------
Period, all Recoveries received during such Collection Period in excess of the Default Amount for such Collection Period (calculated without deducting such Recoveries in calculating the Default Amount for such Collection Period).

            "Exchange" shall mean the procedure described under Section 6.9.
             --------

            "Exchange Date" shall have, with respect to any Series issued
             -------------
pursuant to an Exchange, the meaning specified in Section 6.9.

            "Exchangeable Transferor Certificate" shall mean the certificate
             -----------------------------------
executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A, and any Exchangeable Transferor Certificate reissued
            ---------
pursuant to Section 6.9.

            "Exchange Notice" shall have, with respect to any Series issued
             ---------------
pursuant to an Exchange, the meaning specified in Section 6.9.

            "FDIC" shall mean the Federal Deposit Insurance Corporation, or any
             ----
successor thereto.

            "Final Termination Date" shall have the meaning specified in Section
             ----------------------
12.1(a).

            "Finance Charge Receivables" shall mean (i) Receivables created in
             --------------------------
respect of Finance Charges, cash advance fees, annual fees, late charges, overlimit charges and all other fees and charges on the Accounts (other than returned check charges, Insurance Charges and service contract charges) and (ii) Discount Option Receivables. Collections of Finance Charge Receivables with respect to any Collection Period shall be deemed to include (i) all Excess Recoveries with respect to such Collection Period, (ii) the Interchange Amount, if any, with respect to such Collection Period and (iii) all interest and other investment earnings (net of losses and investment expenses), if any, received during such Collection Period on funds on deposit in the Excess Funding Account.

            "Finance Charge Shortfalls" shall have, with respect to any Series,
             -------------------------
the meaning specified in the related Supplement.

            "Finance Charges" shall have the meaning specified in the Account
             ---------------
Agreement applicable to each Account.

            "Fiscal Year" shall mean the period commencing on March 1 of any
             -----------
year and ending on February 28 (or February 29, if applicable) of the following year.

            "Fitch" shall mean Fitch, Inc.
             -----

            "Fixed Allocation Percentage" shall have, with respect to any
             ---------------------------
Series, the meaning specified in the related Supplement.

            "Floating Allocation Percentage" shall have, with respect to any
             ------------------------------
Series, the meaning specified in the related Supplement.

            "Foreign Clearing Agency" shall mean, with respect to any Series,
             -----------------------
Clearstream or the Euroclear Operator or any other established clearing agency for securities outside the United States designated in the related Supplement.

               "Global Certificate" shall have the meaning specified in Section
                ------------------
6.10(a).

               "Governmental Authority" shall mean the United States, any state
                ----------------------
or other political subdivision thereof and any United States entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Group" shall mean, with respect to any Series, the group of
                -----
Series, if any, in which the related Supplement specifies such Series is to be included.

               "Ineligible Receivable" shall have the meaning specified in
                ---------------------
Section 2.4(d)(iii).

               "Initial Closing Date" shall mean October 4, 1994.
                --------------------

               "Initial Cut-Off Date" shall mean the opening of business on
                --------------------
September 30, 1994.

               "Initial Invested Amount" shall mean, with respect to any Series,
                -----------------------
the amount specified in the related Supplement.

               "Insolvency Event" shall have the meaning specified in Section
                ----------------
9.1(b).

               "Insurance Charges" shall mean, with respect to any Account, the
                -----------------
monthly premiums charged to the related Obligor with respect to any Insurance Policies.

               "Insurance Policies" shall mean any credit insurance policies
                ------------------
offered through the Bank with respect to the Accounts.

               "Insurance Proceeds" shall mean amounts received or recovered
                ------------------
pursuant to any Insurance Policies.

               "Interchange" shall mean interchange fees payable to the Bank, in
                -----------
its capacity as credit card issuer, through MasterCard International Incorporated or VISA USA Incorporated, with respect to the MasterCard or VISA credit card accounts, if any, included in the Accounts.

               "Interchange Amount" shall mean, with respect to any Collection
                ------------------
Period, the amount of Interchange paid to the Bank with respect to such Collection Period.

               "Internal Revenue Code" shall mean the Internal Revenue Code of
                ---------------------
1986, as amended from time to time.

               "Invested Amount" shall have, with respect to any Series, the
                ---------------
meaning specified in the related Supplement.

               "Invested Percentage" shall have, with respect to any Series, the
                -------------------
meaning specified in the related Supplement.

               "Investor Certificate" shall mean a certificate executed by the
                --------------------
Transferor and authenticated by or on behalf of the Trustee substantially in a form attached to any Supplement or such other interest in the Trust as may be deemed to be an "Investor Certificate" in any Supplement.

               "Investor Certificateholder" shall mean the holder of record of
                --------------------------
an Investor Certificate.

               "Investor Charge Offs" shall have, with respect to any Series,
                --------------------
the meaning specified in the related Supplement.

               "Investor Default Amount" shall have, with respect to any Series,
                -----------------------
the meaning specified in the related Supplement.

               "Investor Monthly Servicing Fee" shall have the meaning specified
                ------------------------------
in Section 3.2.

               "Lien" shall mean any security interest, mortgage, deed of trust,
                ----
pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, other than any lien or filing made pursuant to this Agreement or the Receivables Purchase Agreement and any assignment or transfer made pursuant to Section 6.9 or 7.2.

               "Manager" shall mean the managing underwriter of any Series.
                -------

               "Minimum Aggregate Principal Receivables" shall mean, on any date
                ---------------------------------------
of determination, the aggregate of the amounts set forth in each Supplement for each then outstanding Series as the "Minimum Aggregate Principal Receivables" for such Series, which amount for any such Series shall be the Initial Invested Amount of such Series unless otherwise specified in the related Supplement.

               "Minimum Transferor Amount" shall mean, on any date of
                -------------------------
determination, the product of the Aggregate Principal Receivables on such date and the Minimum Transferor Interest Percentage on such date.

               "Minimum Transferor Interest Percentage" shall mean, on any date
                --------------------------------------
of determination, the highest percentage set forth in any Supplement for any then outstanding Series as the "Minimum Transferor Interest Percentage" for such Series.

               "Monthly Servicing Fee" shall have the meaning specified in
                ---------------------
Section 3.2.

               "Moody's" shall mean Moody's Investors Service, Inc.
                -------

               "1940 Act" shall have the meaning specified in Section 9.1.
                --------

               "Obligor" shall mean, with respect to any Account, each Person
                -------
obligated to make payments with respect to such Account, including any guarantor thereof.

               "Officer's Certificate" shall mean a certificate signed by any
                ---------------------
Vice President or more senior officer of either of the Transferor or the Servicer and delivered to the Trustee.

               "Opinion of Counsel" shall mean a written opinion of counsel, who
                ------------------
may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax
                                               --------  -------
Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel; and, provided further, that no
                                                   -------- -------
such written opinion (including, without limitation, any Tax Opinion) shall be an expense of the Trustee.

               "Paying Agent" shall mean any paying agent appointed pursuant to
                ------------
Section 6.6 and shall initially be the Trustee.

               "Permitted Activities" shall mean the primary activities of the
                --------------------
Trust, which are:

                    (i) holding Receivables and the other Trust Property, which assets cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor or Affiliates or agents of the Transferor;

                    (ii)  issuing Certificates and other interests in the Trust;

                    (iii) receiving Collections and making payments on Certificates and interests in accordance with the terms of this Agreement and any Supplement; and

                    (iv) engaging in other activities that are necessary to accomplish or incidental to the foregoing activities, which other activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

               "Person" shall mean any legal person, including any individual,
                ------
corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

               "Principal Amortization Period" shall have, with respect to any
                -----------------------------
Series, the meaning, if any, specified in the related Supplement.

               "Principal Receivables" shall mean Receivables other than Finance
                ---------------------
Charge Receivables, Receivables in Defaulted Accounts and Discount Option Receivables. Collections of Principal Receivables with respect to any Collection Period shall be deemed to include all Recoveries received during such Collection Period (other than Excess Recoveries with respect to such Collection Period).

               "Principal Sharing Series" shall mean a Series that, pursuant to
                ------------------------
the related Supplement, is entitled to receive Shared Principal Collections.

               "Principal Shortfalls" shall have, with respect to any Series,
                --------------------
the meaning specified in the related Supplement.

               "Principal Terms" shall have, with respect to any Series issued
                ---------------
pursuant to an Exchange, the meaning specified in Section 6.9.

               "Prior Agreement" shall have the meaning specified in the
                ---------------
Preliminary Statements.

               "Prior Trust Property" shall have the meaning specified in
                --------------------
Section 2.1(c).

               "Publication Date" shall have the meaning specified in Section
                ----------------
9.2(a).

               "Rating Agency" shall mean, with respect to any Series, each
                -------------
rating agency selected by the Transferor to rate the Investor Certificates of such Series.

               "Rating Agency Condition" shall mean, with respect to any action,
                -----------------------
that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series or Class with respect to which it is a Rating Agency.

               "Reassignment" shall have the meaning specified in Section 2.7.
                ------------

               "Receivable" shall mean any amount owing by an Obligor under an
                ----------
Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, Insurance Charges, service contract charges, Finance Charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges and all other fees and charges. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of credit balances, and other adjustments stated in Section 3.8 hereof, in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in Section 2.5(d) shall not be included in calculating the aggregate amount of Receivables.

               "Receivables Purchase Agreement" shall mean the Receivables
                ------------------------------
Purchase Agreement dated as of December 31, 2001 between the Bank and Tyler Funding, and acknowledged and accepted by the Trustee, as amended, supplemented or otherwise modified from time to time.

               "Record Date" shall mean, with respect to any Series and any
                -----------
Distribution Date, the last Business Day of the immediately preceding Collection Period or such other date as may be specified in the related Supplement.

               "Recoveries" shall mean all amounts (including Insurance
                ----------
Proceeds, if any) received by the Servicer with respect to Receivables in Defaulted Accounts (net of any out-of-pocket costs and expenses of collection and certain other post-charge off adjustments).

               "Registered Certificates" shall have the meaning specified in
                -----------------------
Section 6.1.

               "Relevant UCC State" shall mean all jurisdictions where a UCC
                ------------------
filing is required to perfect and maintain the security interest of the Trustee in the Receivables and the proceeds thereof.

               "Removal Date" shall mean the date on which the Receivables in
                ------------
certain designated Removed Accounts will be reassigned by the Trustee to the Transferor.

               "Removal Notice Date" shall mean the fifth Business Day prior to
                -------------------
a Removal Date.

               "Removed Accounts" shall have the meaning specified in Section
                ----------------
2.7.

               "Repurchase Terms" shall mean, with respect to any Series issued
                ----------------
pursuant to an Exchange, the terms and conditions under which the Transferor may repurchase such Series pursuant to Section 12.2.

               "Requirements of Law" shall mean, with respect to any Person, the
                -------------------
certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

               "Responsible Officer" shall mean, with respect to the Trustee,
                -------------------
for purposes of this Agreement, any Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Trustee or any trust officer, or any officer of the Trustee customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, who shall, in any case, be working in the Structured Finance Group, or any successor thereto responsible for the administration of this Agreement.

               "Revolving Credit Agreement" shall mean the Revolving Credit
                --------------------------
Agreement dated as of December 31, 2001 between Circuit City and Tyler Funding, as such agreement may be amended, supplemented or otherwise modified from time to time.

               "Revolving Period" shall mean, with respect to any Series, the
                ----------------
period from and including the date of initial issuance of the Investor Certificates of such Series to but not including the day on which an Amortization Period for such Series commences.

               "Series" shall mean any Series of Investor Certificates, each as
                ------
designated in the related Supplement (including any Enhancement Invested Amount related thereto).

               "Series Adjustment Amount" shall mean, with respect to any
                ------------------------
Collection Period for any Series, the product of (i) the percentage equivalent of a fraction, the numerator of which is the Invested Amount with respect to such Series as of the last day of such Collection Period and the denominator of which is the Aggregate Invested Amount on such last day and (ii) the Adjustment Amount as of such last day.

               "Servicer" shall mean the Bank or, after any Service Transfer,
                --------
the Successor Servicer.

               "Servicer Default" shall have the meaning specified in Section
                ----------------
10.1.

               "Service Transfer" shall have the meaning specified in Section
                ----------------
10.1.

               "Servicing Fee Percentage" shall have, with respect to any
                ------------------------
Series, the meaning specified in the related Supplement.

               "Servicing Officer" shall mean any officer of the Servicer
                -----------------
involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

               "Shared Excess Finance Charge Collections" shall have, with
                ----------------------------------------
respect to any Series, the meaning specified in the related Supplement.

               "Shared Principal Collections" shall have, with respect to any
                ----------------------------
Series, the meaning specified in the related Supplement.

               "Standard & Poor's" shall mean Standard & Poor's, a division of
                -----------------
The McGraw-Hill Companies, Inc.

               "Stated Series Termination Date" shall have, with respect to any
                ------------------------------
Series, the meaning specified in the related Supplement.

               "Substitution Date" shall mean December 31, 2001.
                -----------------

               "Successor Servicer" shall have the meaning specified in Section
                ------------------
10.2.

               "Supplement" shall mean, with respect to any Series, a supplement
                ----------
to this Agreement complying with the terms of Section 6.9 and executed in connection with the issuance of such Series.

               "Tax Opinion" shall have the meaning specified in Section 6.9(b).
                -----------

               "Termination Notice" shall have, with respect to any Series, the
                ------------------
meaning specified in Section 10.1.

               "Transfer Agent and Registrar" shall have the meaning specified
                ----------------------------
in Section 6.3 and shall initially be the Trustee.

               "Transfer Date" shall mean the Business Day preceding each
                -------------
Distribution Date.

               "Transferor" shall mean Tyler Funding, as transferor of the
                ----------
Receivables created on or after the Substitution Date.

               "Transferor Amount" shall mean, on any date of determination, the
                -----------------
Aggregate Principal Receivables at the end of the day immediately prior to such date of determination, plus the Excess Funding Amount at the end of such day,
                       ----
minus the Aggregate Invested Amount at the
-----
end of such day, minus any Enhancement Invested Amount at the end of such day
                 -----
(to the extent not included in the Aggregate Invested Amount).

               "Transferor Interest" shall have the meaning specified in Section
                -------------------
4.1(a).

               "Transferor Interest Percentage" shall mean, on any date of
                ------------------------------
determination, the Transferor Amount divided by the Aggregate Principal Receivables.

               "Transferor Percentage" shall mean, on any date of determination,
                ---------------------
when used with respect to Collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, one hundred percent minus the
                                                                       -----
Aggregate Invested Percentage calculated on such date with respect to such categories of Receivables as calculated by the Servicer.

               "Transferred Account" shall mean a consumer revolving credit card
                -------------------
account with respect to which a new credit card account number has been issued by the Servicer or the Bank in accordance with its usual and customary servicing practices and in accordance with the Account Guidelines, and which can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Sections 2.1 and 2.6 as an account into which an Account has been transferred (including such transfers occurring between the Initial Cut-Off Date and the Initial Closing Date and between any Additional Account Cut-Off Date and the related Additional Account Closing
Date).

               "Trust" shall mean the trust created by this Agreement, the
                -----
corpus of which shall consist of the Trust Property.

               "Trust Property" shall have the meaning specified in Section
                --------------
2.1(b).

               "Trustee" shall mean the institution executing this Agreement as
                -------
trustee, the successor to its corporate trust business, or its successor in interest, or any successor trustee appointed as herein provided.

               "Tyler Funding" shall mean Tyler International Funding, Inc., a
                -------------
Delaware corporation, and any successor thereto.

               "UCC" shall mean the Uniform Commercial Code, as amended from
                ---
time to time, as in effect in any specified jurisdiction.

               "Undivided Interest" shall mean the undivided interest of any
                ------------------
Certificateholder in the Trust.

               "United States" shall mean the United States of America.
                -------------

               "Zero Balance Account" shall mean an Account with a Receivable
                --------------------
balance of zero.

               Section 1.2 Other Definitional Provisions.
                           -----------------------------

               (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms.

               (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles on the date of determination. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

               (c) The representations, warranties and covenants of Tyler Funding in this Agreement in its capacity as Transferor shall be deemed to be the representations, warranties and covenants of Tyler Funding solely in such capacity for so long as it acts in such capacity under this Agreement. The representations, warranties and covenants of the Bank in this Agreement in its capacity as Servicer shall be deemed to be the representations, warranties and covenants of the Bank solely in such capacity for so long as it acts in such capacity under this Agreement.

               (d) All references to the Prior Agreement in any other instrument or document shall be deemed to constitute references to this Agreement. All references in any such instrument or document to the Bank, as Transferor under the Prior Agreement, shall also be deemed to constitute references to Tyler Funding as Transferor under this Agreement.

               (e) All series of investor certificates issued and outstanding under the Prior Agreement shall constitute Series issued and outstanding under this Agreement, and all supplements executed in connection with such series shall constitute Supplements executed under this Agreement.

               (f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of such Supplement or this Agreement, as the case may be; Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified; and the word "including" means including without limitation.

               Section 1.3 Amendment and Restatement. On the Substitution Date,
                           -------------------------
the Prior Agreement shall automatically be amended and restated as set forth herein. On and after the Substitution Date, the rights and obligations of the Transferor, the Servicer, the Bank, the Trustee and the Certificateholders shall be governed by this Agreement.

               Section 1.4 Assumption Agreement; Continuing Liability. All
                           ------------------------------------------
representations, warranties and covenants made by the Bank, as Transferor under the Prior Agreement, shall survive the execution and delivery of this Agreement. Tyler Funding hereby assumes and agrees to perform every covenant and obligation of the Bank as Transferor under the Prior Agreement. The Bank hereby agrees that it shall continue to be liable for all representations, warranties and covenants made by it as Transferor under the Prior Agreement and that it shall continue to be obligated to perform its covenants and obligations as Transferor under the Prior Agreement. Pursuant to the provisions of this Agreement (including the provisions of Section 11.1(d)), the Trustee shall be entitled to enforce each such representation, warranty or covenant against either the Bank, as Transferor under the Prior Agreement, or the Transferor to the same extent as though such representations, warranties and covenants had been set forth or incorporated by reference in this Agreement.

                               [END OF ARTICLE I]

                                   ARTICLE II
                      APPOINTMENT OF TRUSTEE; CONVEYANCE OF
                      RECEIVABLES; ISSUANCE OF CERTIFICATES

          Section 2.1  Appointment of Trustee; Conveyance of Receivables.
                       -------------------------------------------------

          (a) The Bank, as Transferor under the Prior Agreement, confirms that it has appointed and authorized, and the Transferor does hereby appoint and authorize, Bankers Trust Company to act as Trustee as provided herein and to exercise such powers under this Agreement as are delegated to the Trustee by the terms hereof together with all such powers as are reasonably incidental thereto. The Trustee confirms such appointment and agrees to exercise such powers and perform such functions on behalf of the Certificateholders from time to time as are specifically delegated to the Trustee by the terms hereof. The Trust created by and maintained by the Prior Agreement shall continue to exist and be maintained under this Agreement.

          (b) The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust, for the benefit of the Certificateholders, without recourse except as provided herein, all right, title and interest of the Transferor in and to the Receivables created on or after the Substitution Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries), all proceeds of such Receivables (including Insurance Proceeds) and the Interchange Amount with respect to each Collection Period commencing on or after the Substitution Date. The Transferor does hereby further transfer, assign, set-over, and otherwise convey to the Trust, for the benefit of the Certificateholders, all of its rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including, without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement. The property described in the prior two sentences, together with the Prior Trust Property and all monies as are from time to time deposited in the Collection Account, the Excess Funding Account and any other account or accounts maintained for the benefit of the Certificateholders (including, to the extent specified in the related Supplement, investment earnings on such amounts), all proceeds of the foregoing and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders, shall constitute the property of the Trust (the "Trust Property"). The foregoing transfer, assignment, set-over and
            --------------
conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto including, without limitation, any obligation to any Obligors, merchant service establishments or insurers.

          In connection with such transfer, the Transferor agrees to record and file (and does hereby authorize the Trustee to record and file), at the expense of the Transferor, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables created on or after the Substitution Date for the transfer of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfers and assignments of such Receivables by the Transferor to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trustee on or prior to the Substitution Date (which may, for the purposes of this Section 2.1, consist of telephone confirmation of such filing) and, in the case of continuation statements, as soon as reasonably practical after receipt thereof.

          In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Substitution Date, to indicate clearly and unambiguously in its computer files that the Receivables created on or after the Substitution Date in connection with the Accounts (other than any Additional Account or Automatic Additional Account) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders. The Transferor further agrees to deliver to the Trustee (a) on or before the third Business Day following the Substitution Date, a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number as of the Substitution Date and (b) so long as Automatic Additional Accounts are being included automatically pursuant to Section 2.6(d), on or prior to each Distribution Date, a new computer file or microfiche list containing a true and complete list of all Accounts identified as described in the preceding clause (a) as of the last day of the most recent Collection Period or an Officer's Certificate stating that the file or list of Accounts most recently delivered pursuant to this subsection remains a true and complete list of all Accounts. Such file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. Any such additional file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Trustee as confidential and proprietary, shall replace the then existing Schedule 1 to this Agreement, and shall be incorporated into and made a part of this Agreement. The Transferor agrees, at its own expense, by the end of the Collection Period in which any Transferred Accounts have been originated to indicate clearly and unambiguously in its computer files that the Receivables created in connection with the Transferred Accounts have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders.

          The parties hereto intend that each transfer of Receivables and other Trust Property (other than the Prior Trust Property) pursuant to this Section 2.1(b) or any Assignment constitute a sale, and not a secured borrowing, for all purposes, including for accounting purposes. If and to the extent that, notwithstanding such intent, the transfer pursuant to this Section 2.1(b) is not deemed to constitute a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables and all other Trust Property (other than the Prior Trust Property) to secure the payment of each Series and this Agreement shall constitute a security agreement under the UCC.

          (c) The Bank, as Transferor under the Prior Agreement, confirms that it has transferred, assigned, set-over, and otherwise conveyed to the Trust, for the benefit of the Certificateholders, without recourse except as provided in the Prior Agreement, all right, title and interest of the Bank in and to the Receivables existing on the Initial Cut-Off Date or created between the Initial Cut-Off Date and the Substitution Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries) on and after the Initial Cut-Off Date, all proceeds of such Receivables (including Insurance Proceeds) and the Interchange Amount with respect to each Collection Period commencing between the Initial Cut-Off Date and the Substitution Date (the "Prior Trust
                                                                 -----------
Property"). The Bank, as Transferor under the Prior Agreement, the Servicer and
--------
the Trustee confirm that they intended that each transfer of Receivables and other property pursuant to the Prior Agreement constitute a sale, and not a secured borrowing, for all purposes, including for accounting purposes. If and to the extent that, notwithstanding such intent, the transfer pursuant to
Section 2.1 of the Prior Agreement is not deemed to constitute a sale, (i) the Bank, as Transferor under the Prior Agreement, confirms that it shall be deemed thereunder to have granted, and did thereby (and, to the extent necessary, does hereby) grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest, whether owned on or acquired after the Initial Closing Date, in and to all of the Prior Trust Property to secure the payment of each Series and that the Prior Agreement constituted a security agreement under the UCC and (ii) the Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust, for the benefit of the Certificateholders, without recourse except as provided herein, all right, title and interest of the Transferor in and to the Prior Trust Property acquired pursuant to the Receivables Purchase Agreement.

          The parties hereto intend that the transfer of the Prior Trust Property pursuant to this Section 2.1(c) constitute a sale, and not a secured borrowing, for all purposes, including for accounting purposes. If and to the extent that, notwithstanding such intent, the transfer pursuant to this Section 2.1(c) is not deemed to constitute a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest in and to the Prior Trust Property acquired pursuant to the Receivables Purchase Agreement to secure the payment of each Series and this Agreement shall constitute a security agreement under the UCC.

          (d) The Bank confirms that the Prior Trust Property in existence on the Substitution Date is included as Trust Property.

          Section 2.2  Acceptance by Trustee.
                       ---------------------

          (a) The Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set over or otherwise conveyed to the Trust as provided in Section 2.1(b), on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Receivables created on or after the Substitution Date and all other Trust Property and declares that it shall hold such right, title and interest, in trust as herein set forth and subject to the terms hereof, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list represented by the Transferor to be the computer file or microfiche list described in the third paragraph of Section 2.1(b).

          (b) The Trustee hereby confirms that it accepted, to the extent validly transferred, assigned, set over or otherwise conveyed to the Trust as provided in Section 2.1(b) of the Prior Agreement, on behalf of the Trust, all right, title and interest previously held by the

Bank, as Transferor under the Prior Agreement, in and to the Receivables existing on the Initial Cut-Off Date or created between the Initial Cut-Off Date and the Substitution Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries) on and after the Initial Cut-Off Date, all proceeds of such Receivables (including Insurance Proceeds), the Interchange Amount with respect to each Collection Period commencing between the Initial Cut-Off Date and the Substitution Date, such funds as were from time to time before the Substitution Date deposited in the Collection Account, the Excess Funding Account and any other account or accounts maintained for the benefit of Certificateholders, and the benefits of any Enhancement for any Series issued before the Substitution Date, and declares that it shall hold such right, title and interest, upon the trust herein set forth, and subject to the terms hereof for the benefit of all Certificateholders.

          (c) The Trustee hereby agrees not to disclose to any Person (including any Certificateholder or Certificate Owner) any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Transferor pursuant to Sections 2.1 and 2.6, except as is required in connection with the performance of its duties hereunder or as may be provided in any Supplement, or in connection with audits, examinations, investigations and other inquiries which are required in connection with the Trustee's regulatory supervision or in response to a court order, subpoena, or other judicial or governmental demand or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2 or a successor Trustee appointed pursuant to Section 11.8. The Trustee agrees to take such measures as shall be necessary or reasonably requested by the Transferor or the Bank to protect and maintain the security and confidentiality of such information.

          (d) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          Section 2.3  Representations and Warranties of the Transferor Relating
                       ---------------------------------------------------------
to the Transferor. The Transferor hereby represents and warrants to the Trustee,
-----------------
on behalf of the Trust, as of the Substitution Date and, with respect to any Series, as of the date of the related Supplement and the related Closing Date, unless otherwise stated in such Supplement that:

           (i)  Organization and Good Standing. The Transferor is a corporation
                ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement and any Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

           (ii) Due Qualification. The Transferor is duly qualified to do
                -----------------
business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it or the Trust or would have a material adverse effect on the Investor Certificateholders or on the Transferor's or the Servicer's ability to perform its obligations under this Agreement or any Supplement; provided, however, that no representation or warranty is made
                --------  -------
with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

     (iii) Due Authorization. The execution, delivery and performance of this
           -----------------
Agreement and any Supplement by the Transferor and the execution and delivery to the Trustee of the Certificates and the consummation by the Transferor of the transactions provided for in this Agreement and any Supplement have been duly authorized by the Transferor by all necessary action on the part of the Transferor.

     (iv)  No Violation. The execution and delivery of this Agreement, any
           ------------
Supplement and the Certificates by the Transferor, the performance by the Transferor of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Transferor of the terms hereof and thereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Transferor or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

     (v)   No Proceedings. There are no proceedings or investigations pending
           --------------
or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the Federal income tax attributes of the Trust.

     (vi)  All Consents Required. All approvals, authorizations, consents,
           ---------------------
orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery by the Transferor of this Agreement, any Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Transferor of the terms hereof and thereof, have been obtained; provided, however, that no representation or warranty is made
          --------  -------
regarding state securities or "Blue Sky" laws in connection with any distribution of the Certificates.

     (vii) Amount of Receivables; Computer File. As of the close of business on
           ------------------------------------
the third Business Day preceding the Substitution Date, the amount of Receivables was $1,298,884,969.78. The computer file or microfiche list delivered pursuant to Section 2.1 is complete and accurately reflects the information regarding the Receivables under the Accounts in all material respects as of the applicable time referred to in Section 2.1.

          The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the Receivables to the Trust and termination of the rights and obligations of the Servicer pursuant to Section
10.1. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.3, the party discovering such breach shall give prompt written notice thereof to the others.

          Section 2.4 Representations and Warranties of the Transferor Relating
                      ----------------------------------------------------------
to this Agreement and any Supplement and the Receivables.
--------------------------------------------------------

          (a)  Binding Obligation; Valid Transfer and Assignment. The Transferor
               -------------------------------------------------
hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Substitution Date and, with respect to any Series, as of the related Closing Date, unless otherwise stated in the related Supplement, that:

              (i) Each of this Agreement and any Supplement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

              (ii) This Agreement constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables created on or after the Substitution Date (other than Receivables in Additional Accounts), all monies due or to become due and all amounts received with respect thereto on or after the Substitution Date and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be transferred to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (x) Liens permitted under Section 2.5(b), (y) the interest of the Transferor as holder of the Exchangeable Transferor Certificate or any other Class held by the Transferor from time to time and
     (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of the Certificateholders or any Enhancement Provider as provided in this Agreement and any Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust.

              (iii) If this Agreement constitutes the grant of a security interest in the Trust Property (other than the Prior Trust Property) to the
     Trustee:

               (A) this Agreement creates a valid and continuing security interest (as defined in the UCC of the Relevant UCC State) in the Trust Property (other than the Prior Trust Property) in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor;

               (B) the Receivables transferred by the Transferor constitute "accounts" within the meaning of the UCC of the Relevant UCC State;

               (C) at the time of its transfer of any Trust Property to the Trust pursuant to this Agreement, the Transferor owned and had good and marketable title to such Trust Property free and clear of any Lien, claim or encumbrance of any Person (other than any Lien described in clause (x), (y) or (z) of paragraph (ii) above);

               (D)  the Transferor has caused or will have caused, within ten
     (10) days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the proceeds thereof granted to the Trustee pursuant to this Agreement;

               (E) other than the security interest granted to the Trustee pursuant to this Agreement or an Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables created on or after the Substitution Date or the proceeds thereof;

               (F) the Transferor has not authorized the filing of and is not aware of any financing statements filed against the Transferor that include a description of the Receivables other than any financing statement relating to the transfer of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or the security interest granted to the Trustee pursuant to this Agreement or an Assignment or any financing statement that has been terminated; and

               (G) the Transferor is not aware of any judgment or tax lien filings against the Transferor.

        (iv) If the transfer pursuant to Section 2.1 of the Prior Agreement is not deemed to constitute a sale, this Agreement constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables included in the Prior Trust Property, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be transferred to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for
(x) Liens in favor of the Trustee on behalf of the Trust and Liens permitted under Section 2.5(b), (y) the interest of the Transferor as holder of the Exchangeable Transferor

     Certificate or any other Class held by the Transferor from time to time and
     (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of the Certificateholders or any Enhancement Provider as provided in this Agreement and any Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust.

          (v) If the transfer pursuant to Section 2.1 of the Prior Agreement is not deemed to constitute a sale and this Agreement constitutes the grant of a security interest in the Prior Trust Property to the Trustee:

                 (A) this Agreement creates a valid and continuing security interest (as defined in the UCC of the Relevant UCC State) in the Prior Trust Property in favor of the Trustee, which security interest is prior to all other Liens (other than Liens created under the Prior Agreement in favor of the Trustee on behalf of the Trust), and is enforceable as such against creditors of and purchasers from the Transferor;

                 (B) the Receivables included in the Prior Trust Property constitute "accounts" within the meaning of the UCC of the Relevant UCC State;

                 (C) at the time of its transfer of any Prior Trust Property to the Trust pursuant to this Agreement, the Transferor owned and had good and marketable title to such Prior Trust Property free and clear of any Lien, claim or encumbrance of any Person (other than any Lien described in clause
     (x), (y) or (z) of paragraph (iv) above);

                 (D) the Transferor has caused or will have caused, within ten
     (10) days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables included in the Prior Trust Property and the proceeds thereof granted to the Trustee pursuant to this Agreement;

                 (E) other than the security interest granted to the Trustee pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables included in the Prior Trust Property or the proceeds thereof;

                 (F) the Transferor has not authorized the filing of and is not aware of any financing statements filed against the Transferor that include a description of the Receivables included in the Prior Trust Property other than any financing statement relating to the transfer of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or the security interest granted to the Trustee pursuant to this Agreement or any financing statement that has been terminated; and

                      (G) the Transferor is not aware of any judgment or tax lien filings against the Transferor.

         Except as otherwise specifically provided in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account or any other account or accounts maintained for the benefit of Certificateholders or any Enhancement Provider, except for any right of the Transferor to receive interest accruing on, and investment earnings with respect to, any such account as provided in this Agreement and any Supplement and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State.

         (b)  Eligibility of Receivables. The Transferor shall be deemed to
              --------------------------
represent and warrant to the Trust (i) on each day on or after the Substitution Date on which the Transferor designates an Automatic Additional Account pursuant to Section 2.6(d), that each Automatic Additional Account designated on such day is an Eligible Account and that no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders or any Enhancement Provider were used in selecting such Automatic Additional Account from the available Eligible Accounts in the Transferor's portfolio of consumer revolving credit card accounts, (ii) on each day on or after the Substitution Date on which any new Receivable is created (including, without limitation, any Receivable created in any Automatic Additional Account), that each Receivable created on such day is an Eligible Receivable and (iii) on each day on or after the Substitution Date on which a computer file or microfiche list is delivered pursuant to Section 2.1(b) (including, without limitation, any computer file or microfiche list delivered with respect to Automatic Additional Accounts), that such computer file or microfiche list is an accurate and complete listing of all the Accounts in all material respects as of the last day of the preceding Collection Period and that the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was true and correct in all material respects as of the last day of such preceding Collection Period.

         (c)  Notice of Breach. The representations and warranties set forth in
              ----------------
this Section 2.4 shall survive the transfer and assignment of the Receivables to the Trust and the termination of the rights and obligations of the Servicer pursuant to Section 10.1. The representations and warranties set forth in
Section 2.4(a)(iii) shall not be waived by any of the parties to this Agreement unless the Rating Agency Condition shall have been satisfied. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice thereof to the others.

         (d)  Transfer of Ineligible Receivables.
              ----------------------------------

            (i)  Automatic Removal. In the event that a Receivable is not an
                 -----------------
     Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable, and either of the following two conditions is met:

                      (A) the Lien on such Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor; or

                      (B) the Lien on such Receivable is not of the types described in clause (A) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien (other than Liens permitted under Section 2.5(b));

     then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of such breach or event given by the Trustee, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be automatically removed from the Trust on the terms and conditions set forth in Section 2.4(d)(iii).

              (ii)  Removal after Cure Period. In the event that any of the
                    -------------------------
     representations and warranties set forth in Section 2.4(b) or in Section 5(c), 5(d), 5(e) or 5(f) of any Assignment is breached with respect to a Receivable (other than as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of Eligible Receivable) and, as a result of such breach, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien (other than Liens permitted under Section 2.5(b)), then, upon the expiration of 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 90 days) from the earlier to occur of the discovery of any such breach by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of such breach given by the Trustee, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be removed from the Trust on the terms and conditions set forth in Section 2.4(d)(iii); provided, however,
                                                            --------  -------
     that no such removal shall be required to be made if, on any day within such applicable period, (A) such representation and warranty with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day, and (B) the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty, and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of a breach of such representation and warranty, and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, as applicable.

              (iii) Reassignment Terms and Conditions. When required or
                    ---------------------------------
     permitted with respect to a Receivable by the provisions of Section 2.4(d)(i) or Section 2.4(d)(ii) (an "Ineligible Receivable"), the
                                          ---------------------
     Transferor shall accept reassignment of such Ineligible Receivable by directing the Servicer to deduct the principal balance of such Ineligible

     Receivable from the Aggregate Principal Receivables and to decrease the Transferor Amount by such amount. On and after the date of such reassignment, each Ineligible Receivable shall be deducted from the Aggregate Principal Receivables used in the calculation of any Invested Percentage, any Fixed Allocation Percentage, any Floating Allocation Percentage, the Transferor Percentage and the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below zero or would otherwise not be permitted by law, the Transferor shall deposit into the Excess Funding Account not later than 3:00 P.M. (New York City time) on the date of such reassignment, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below zero. The Transferor shall make such deposit out of funds received by it from the Bank pursuant to Section 6.1 of the Receivables Purchase Agreement. Any such deposit into the Excess Funding Account in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable and such deposit shall be applied in accordance with the provisions of Article IV. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Ineligible Receivable pursuant to this subsection. In the event that on any day within 60 days, or any longer period agreed upon by the Trustee (not to exceed an additional 90 days), of the date on which the removal of Receivables which are not Eligible Receivables from the Trust pursuant to this Section 2.4(d)(iii) is effected, (A) the applicable representations and warranties with respect to such Receivable shall be true and correct in all material respects on such date and (B) the Receivable is an Eligible Receivable, the related Account is no longer a Defaulted Account and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of the breach of such representation and warranty and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, the Transferor may, but shall not be required to, direct the Servicer to include such Receivable in the Trust. Upon reinclusion of a Receivable in the Trust pursuant to this subsection, the Transferor shall be deemed to make the applicable representations and warranties in Section 2.4(b) as of the date of such addition, as if the Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Trust. The obligation of the Transferor set forth in this subsection shall constitute the sole remedy respecting any breach by the Transferor of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding any other provision of this Section 2.4(d), a reassignment of an Ineligible Receivable shall not occur if the Transferor fails to make a deposit or designation of Additional Accounts required by this Section 2.4(d) with respect to such Ineligible Receivable.

               (iv) No Impairment. For the purposes of Sections 2.4(d)(i) and
                    -------------
     2.4(d)(ii), proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer for more than the applicable period under Section 9-315 of the UCC as in effect in the Relevant UCC State.

          (e)  Reassignment of Trust Portfolio. In the event that (i) any of the
               -------------------------------
representations and warranties set forth in Section 2.3(i), 2.3(iii) or 2.4(a) or in Section 5(a) or 5(b) of any Assignment is breached or (ii) a material amount of Receivables are not Eligible Receivables and, in either case, such event has a materially adverse effect on the Investor Certificateholders (without regard to the amount of any Enhancement), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of all Receivables within 60 days of such notice, or within such longer period as may be specified in such notice (not to exceed an additional 90 days), and the Transferor shall be obligated to accept such reassignment on a Distribution Date specified by the Transferor occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment
                                --------  -------
shall be required to be made, and the Transferor shall not be obligated to accept such reassignment, if, on the Business Day prior to such Distribution Date, the representations and warranties set forth in Sections 2.3(i), 2.3(iii) and 2.4(a) or in Sections 5(a) and 5(b) of such Assignment shall then be true and correct in all material respects or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The Transferor shall deposit in the Collection Account on the Business Day prior to such Distribution Date (in immediately available funds) an amount equal to the reassignment deposit amount for such Receivables for distribution pursuant to the provisions of Section 12.3. The deposit amount for such reassignment shall be equal to the Aggregate Invested Amount at the close of business on the Record Date related to the Distribution Date with respect to which such deposit is made (less the aggregate principal amount then on deposit in the Excess Funding Account and any principal funding account relating to any Series), plus
(i) an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable Certificate Rates through the end of the respective interest accrual period(s) of such Series and (ii) any other unpaid amounts required to be paid pursuant to this Section 2.4(e) or under any Supplement or Enhancement Agreement. The Transferor shall make such deposit out of funds received by it from the Bank pursuant to Section 6.2 of the Receivables Purchase Agreement. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Collection Period shall be considered a prepayment in full of all such Receivables. On the Distribution Date with respect to which such amount has been deposited in full into the Collection Account, the Receivables and all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (after payment of all amounts otherwise due on or before such date pursuant to the terms of any Supplement or Enhancement Agreement) shall be released to the Transferor and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. If the Trustee or the Investor Certificateholders give a notice directing the Transferor to accept reassignment as provided herein and the Transferor is obligated to accept such reassignment as provided herein, then such obligation of the Transferor shall constitute the sole remedy respecting a breach of the representations and warranties contained in Section 2.3(i), 2.3(iii) or 2.4(a) or Section 5(a) or 5(b) of any Assignment or there being a material amount of Receivables which are not Eligible Receivables available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

         (f) Nothing contained in this Section 2.4 shall create an obligation on the part of the Trustee to verify the accuracy or continued accuracy of the representations or warranties contained in this Section 2.4. The Trustee shall have no obligation to give any notice pursuant to this Section 2.4 unless it has actual knowledge of facts which would permit the giving of such notice.

         Section 2.5 Covenants of the Transferor. The Transferor hereby
                     ---------------------------
covenants that:


         (a) Receivables Not to be Evidenced by Instruments or Chattel Paper.
             ---------------------------------------------------------------
The Transferor will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (each as defined in the UCC as in effect in the Relevant UCC State) and will not cause or permit the Bank to take any such action (other than in its capacity as Servicer in connection with its enforcement or collection of an Account).

         (b) Security Interests. Except for the conveyances hereunder, the
             ------------------
Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Transferor on, any Receivable, whether now existing or hereafter created, or any interest therein, the Transferor will notify the Trustee of the existence of any Lien on any Receivable transferred by the Transferor immediately upon discovery thereof, and the Transferor will defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this Section
                                 --------  -------
2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Transferor or the Bank shall currently be contesting the validity thereof in good faith by appropriate proceedings and the Transferor shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto; and, provided
                                                                    --------
further, that nothing in this subsection shall prohibit the Transferor from
-------
conveying an interest in the Exchangeable Transferor Certificate in accordance with Section 6.3(b) hereof.

         (c) Account Agreements and Account Guidelines. The Transferor shall
             -----------------------------------------
include in the Receivables Purchase Agreement a covenant by the Bank that the Bank will comply with and perform its obligations under the applicable Account Agreements relating to the Accounts and the Account Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Investor Certificateholders hereunder (without regard to the amount of any Enhancement) or under the

Certificates. Subject to compliance with all Requirements of Law the failure to comply with which would have a material adverse effect on the Investor Certificateholders (without regard to the amount of any Enhancement), the Receivables Purchase Agreement may permit the Bank to change the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including, without limitation, the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Bank, cause an Early Amortization Event to occur and
(ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Bank that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Bank and an unrelated third party or by the terms of the Account Agreements.

         (d) Account Allocations. In the event that the Transferor is unable for
             -------------------
any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or a binding order of any Governmental Authority), then, in any such event, (A) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections of Principal Receivables and Discount Option Receivables transferred to the Trust prior to the occurrence of such event and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer such Receivables to the Trust (up to an aggregate amount equal to the Aggregate Principal Receivables and the Discount Option Receivables in the Trust as of such date), (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, all Collections of Principal Receivables and Discount Option Receivables and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement and the Account Guidelines shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Collections of Principal Receivables for the purpose of calculating the Invested Percentage with respect to any Series and the Aggregate Invested Percentage. If the Transferor is unable pursuant to any Requirement of Law to allocate amounts as described above, the Transferor agrees (except as prohibited by law) to allocate payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account and to have such payments applied as Collections in accordance with Article IV. Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables or Discount Option Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the Transferor's inability to transfer Receivables to the Trust, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with
Article IV.

         (e) Delivery of Collections. In the event that the Transferor receives
             -----------------------
Collections, the Transferor agrees to pay to the Servicer all payments received by the Transferor with respect to such Collections promptly, and in no event later than two Business Days, after receipt thereof by the Transferor.

         (f) Separate Corporate Existence. The Transferor shall operate as an
             ----------------------------
entity with assets and liabilities distinct from those of Circuit City, the Bank and each other Affiliate of Circuit City and shall comply with the provisions of its certificate of incorporation attached as Exhibit J.
                                             ---------

         (g) Amendments to Certificate of Incorporation. The Transferor shall
             ------------------------------------------
deliver to each Rating Agency prior written notice of any amendment to its amended and restated certificate of incorporation and shall not amend, alter, change or repeal Article III, VI, VII, VIII, IX, X or XI of its amended and restated certificate of incorporation or the defined term "Independent Director" or "Material Action" set forth in Article XII of its amended and restated certificate of incorporation unless the Rating Agency Condition shall have been satisfied.

         (h) Amendments to Receivables Purchase Agreement. The Transferor shall
             --------------------------------------------
not amend, supplement or otherwise modify the Receivables Purchase Agreement to add any Person as a seller thereunder or enter into a new receivables purchase agreement with any Person other than the Bank unless, in each case, the Rating Agency Condition shall have been satisfied.

         Section 2.6  Addition of Accounts; Repurchase of Investor Certificates.
                      ---------------------------------------------------------

         (a) If, as of the end of any Collection Period, (i) the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount or (ii) the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor shall, before the close of business on the following Transfer Date, designate additional Eligible Accounts (the "Additional
                                                            ----------
Accounts") to be included as Accounts in a sufficient amount such that, after
--------
giving effect to such designation, the Transferor Amount at least equals the Minimum Transferor Amount and the Aggregate Principal Receivables at least equals the Minimum Aggregate Principal Receivables; provided, however, that the
                                                    --------  -------
Transferor need not make any such designation to the extent that the deficiencies described in clauses (i) and (ii) above have been eliminated on or before such Transfer Date through reductions in the Aggregate Invested Amount or through increases in the amount on deposit in the Excess Funding Account.

         (b) In addition to its obligation under Section 2.6(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts as of the related Additional Account Closing Date.

         (c) The Transferor agrees that any designation of Additional Accounts under Section 2.6(a) or (b) shall satisfy the following conditions:

             (i) On or before the fifth Business Day prior to the Additional Account Closing Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and each other Person entitled thereto pursuant to the related Supplement written notice that the Additional Accounts will be included as Accounts and specifying the approximate aggregate amount of the Receivables to be transferred;

                (ii) On or before the Additional Account Closing Date, the Transferor shall have delivered to the Trustee (and the Trustee shall have accepted on behalf of the Trust for the benefit of the Investor Certificateholders and any Enhancement Provider) a written assignment substantially in the form of Exhibit B (the "Assignment") and shall
                                      ---------       ----------
         have clearly indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and the Transferor shall have delivered to the Trustee a computer file or microfiche list represented by the Transferor to contain a true and complete list of the Additional Accounts identified by account number and by Receivable balance in the Additional Accounts as of the Additional Account Cut-Off Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

                (iii) The Transferor shall represent and warrant that (x) each Additional Account was, as of the Additional Account Cut-Off Date, an Eligible Account, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Investor Certificates or any Enhancement Provider were used in selecting the Additional Accounts from the available Eligible Accounts in the Transferor's portfolio of consumer revolving credit card accounts; and (z) as of the Additional Account Closing Date, the Transferor is not insolvent and will not be made insolvent by the transfer of the Receivables in the Additional Accounts;

                (iv) The Transferor shall represent and warrant that, as of the Additional Account Closing Date, the Assignment constitutes either
         (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto on or after the Additional Account Cut-Off Date and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be transferred to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (x) Liens permitted under Section 2.5(b),(y) the interest of the Transferor as holder of the Exchangeable Transferor Certificate or any other Class held by the Transferor from time to time and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of the Certificateholders or any Enhancement Provider as provided in this Agreement and any Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust.

                (v) If the Assignment constitutes the grant of a security interest in such property to the Trustee, the Transferor shall represent and warrant, as of the Additional Account Closing Date, that:

                    (A) the Assignment creates a valid and continuing security interest (as defined in the UCC of the Relevant UCC State) in such property in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor;

                    (B) the Receivables transferred by the Transferor pursuant to the Assignment constitute "accounts" within the meaning of the UCC of the Relevant UCC State;

                    (C) the Transferor owns and has good and marketable title to the property transferred under the Assignment free and clear of any Lien, claim or encumbrance of any Person (other than any Lien described in clause (x), (y) or (z) of paragraph (iv) above);

                    (D) the Transferor has caused or will have caused, within ten (10) days of the execution of the Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the proceeds thereof granted to the Trustee pursuant to the Assignment;

                    (E) other than the security interest granted to the Trustee pursuant to this Agreement or an Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables in the Additional Accounts or the proceeds thereof;

                    (F) the Transferor has not authorized the filing of and is not aware of any financing statements filed against the Transferor that include a description of the Receivables in the Additional Accounts other than any financing statement relating to the transfer of the Receivables to the Transferor pursuant to the Receivables Purchase Agreement or the security interest granted to the Trustee pursuant to this Agreement or an Assignment or any financing statement that has been terminated; and

                    (G) the Transferor is not aware of any judgment or tax lien filings against the Transferor.

             (vi) The Transferor shall deliver to the Trustee (with a copy to the Rating Agencies) an Officer's Certificate confirming the items set forth in paragraphs (ii) through (v) above and paragraph (viii) below (and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying);

             (vii) The Transferor shall deliver to the Trustee, with a copy to each Rating Agency, an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Part One of Exhibit G;

             (viii) The Transferor shall record and file (and does hereby authorize the Trustee to record and file) financing statements with respect to the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables in the Additional Accounts by the Transferor to the Trust; and

                    (ix) The Rating Agencies shall have received from the Transferor five Business Days' notice, in the case of Additional Accounts being added pursuant to Section 2.6(a), and ten Business Days' notice, in the case of Additional Accounts being added pursuant to Section 2.6(b), of such proposed addition of Additional Accounts and, in the event that Additional Accounts are being added pursuant to
          Section 2.6(b), the Rating Agency Condition shall have been satisfied.

                (d) The Transferor may, but shall not be obligated to, designate from time to time additional consumer revolving credit card accounts (the "Automatic Additional Accounts") to be included as Accounts by causing such
      -----------------------------
Accounts to be identified pursuant to Section 2.2(d) of the Receivables Purchase Agreement in the Bank's master computer files by the four digit identifying code number 1006, 1007, 1906, 1907, 2006, 2007, 3206, 3207, 3306, 3307, 3506, 3507,
3706, 3707, 3806, 3807, 3906, 3907, 4306, 4307, 4406, 4407, 4506, 4507, 4606,
4607, 4706, 4707, 4806 or 4807 (and, in each case, is identified as being correlated to Big Agent 2000) and in the computer file or microfiche list delivered to the Trustee by the Transferor with respect to such Accounts pursuant to Section 2.1(b). For purposes of this Section 2.6(d), Automatic Additional Accounts shall be deemed to include only Eligible Accounts (x) of a type included as Accounts on the Substitution Date or any Additional Account Closing Date (but only if such Additional Account Closing Date related to Additional Accounts added pursuant to Section 2.6(b)) or consented to in writing by each Rating Agency and (y) not prohibited from being included as Accounts pursuant to the terms of any Supplement.

                If the number of Automatic Additional Accounts designated during any calendar quarter or any period of twelve consecutive months exceeds the applicable Aggregate Automatic Addition Limit, then, upon discovery of such excess designation, (x) the Excess Automatic Additional Accounts shall be deemed to be Removed Accounts and (y) the Trustee shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables in the Excess Automatic Additional Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall be reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.6(d). If the removal of Excess Automatic Additional Accounts causes the Transferor Amount to be less than the Minimum Transferor Amount or the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, then the Transferor shall, no later than 10 Business Days after such removal, designate Additional Accounts to be included as Accounts in accordance with
Section 2.6(a) in an amount such that, after giving effect to such designation, the Transferor Amount at least equals the Minimum Transferor Amount and the Aggregate Principal Receivables at least equals the Minimum Aggregate Principal Receivables; provided, however, that the Transferor need not make any such
             --------  -------
designation to the extent that such deficiencies have been eliminated on or before such tenth Business Day through reductions in the Aggregate Invested Amount or through increases in the amount on deposit in the Excess Funding Account. The removal of Excess Automatic Additional Accounts in accordance with this Section 2.6(d) shall be deemed to cure any violation of the Aggregate Automatic Addition Limit, and such removal shall constitute the sole remedy respecting any such violation available to Certificateholders or the Trustee on behalf of Certificateholders.

         The Transferor shall record and file (and does hereby authorize the Trustee to record and file), at the expense of the Transferor, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables then existing and thereafter created in the Automatic Additional Accounts for the transfer of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of such Receivables by the Transferor to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trustee.

          Section 2.7  Removal of Accounts.
                       -------------------

          (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate from time to time Accounts for deletion and removal ("Removed Accounts") from the Accounts; provided, however, that the
          ------- --------                      --------  -------
Transferor shall not make more than one such designation in any Collection Period; and, provided further, that the Transferor shall select the Removed
             -------- -------
Accounts on a random basis. On or before the tenth Business Day (the "Removal
                                                                      -------
Notice Date") prior to the date on which the designated Removed Accounts will be
-----------
reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor
                                                  ------------
shall give the Trustee and the Servicer written notice that the Receivables in such Removed Accounts are to be reassigned to the Transferor.

          (b) The Transferor shall be permitted to designate and require reassignment to it of Receivables in Removed Accounts only upon satisfaction of the following conditions:

              (i) On or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment substantially in the form of Exhibit C (the
                                                    ---------
          "Reassignment") and a computer file or microfiche list containing a
           ------------
          true and complete list of all Removed Accounts identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

              (ii) The Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Investor Certificates or any Enhancement Provider were used in selecting the Removed Accounts to be removed from the Trust;

              (iii) The removal of any Receivables in any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (A) cause an Early

          Amortization Event, or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event, to occur; provided, however, for the purpose of this subsection 2.7(b)(iii), the
          --------  -------
          Receivables of each Removed Account shall be deemed to have been removed as of the Removal Date, (B) cause the Transferor Interest Percentage to be less than the Minimum Transferor Interest Percentage on such Removal Date, (C) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (D) result in the failure to make any payments specified in the related Supplement with respect to any Series;

                    (iv) The Rating Agencies shall have received five Business Days' notice from the Transferor of such proposed removal of Accounts and the Rating Agency Condition shall have been satisfied; and

                    (v) The Transferor shall deliver to the Trustee (with a copy to the Rating Agencies) an Officer's Certificate confirming the items set forth in paragraphs (i) through (iv) above (and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying).

                  Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables in the Removed Accounts shall no longer constitute a part of the Trust.

                  (c) The Transferor may, but shall not be obligated to, designate from time to time Zero Balance Accounts for deletion and removal from the Accounts; provided, however, that, prior to such designation and removal,
              --------  -------
the Transferor shall have delivered to each Rating Agency and the Trustee an Officer's Certificate to the effect that the removal of the Receivables in the Zero Balance Accounts shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying. On or before the date on which the designated Zero Balance Accounts are removed, the Transferor shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of such Zero Balance Accounts identified by account number, which computer file or microfiche list shall as of the removal date modify and amend and be made a part of this Agreement. On the date on which the designated Zero Balance Accounts are removed, the Trustee shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables in such Zero Balance Accounts, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall be reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.7(c).

                  (d) The Transferor may, but shall not be obligated to, designate from time to time Defaulted Accounts for deletion and removal from the Accounts; provided, however, that each such designation must be approved in
          --------  -------
writing by each Rating Agency or be made in accordance with the procedure attached as Exhibit L. On or before the date on which the
            ---------
                                       40
designated Defaulted Accounts are removed, the Transferor shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of such Defaulted Accounts identified by account number, which computer file or microfiche list shall as of the removal date modify and amend and be made a part of this Agreement. On the date on which the designated Defaulted Accounts are removed, the Trustee shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables (including, without limitation, all Finance Charge Receivables) in such Defaulted Accounts, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof; provided,
                                                                   --------
however, that all Recoveries with respect to such Receivables shall be applied
-------
as provided herein. The Trustee shall execute such documents and instruments of transfer or assignment as are prepared by the Transferor and take such other actions as shall be reasonably requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.7(d).

     Section 2.8 Discount Option Receivables.
                 ---------------------------

     (a) The Transferor may, without notice to or consent of the Certificateholders, designate a percentage (the "Discount Percentage") of the
                                                 -------------------
Receivables in all or certain of the Accounts created on and after such date of designation to be treated as Discount Option Receivables in accordance with the provisions of this Section 2.8. The Discount Percentage shall not apply to Finance Charges, cash advance fees, annual fees, late charges, overlimit charges or any other fees and charges on the Accounts (other than returned check charges, Insurance Charges and service contract charges) or to Receivables in Defaulted Accounts. The Discount Percentage may be fixed or variable and shall not exceed 4%.

     (b) Discount Option Receivables shall be considered Finance Charge Receivables for all purposes hereunder, including for the purposes of allocating Collections pursuant to Article IV.

     (c) The Transferor may, without notice to or consent of the Certificateholders, from time to time after its designation of a Discount Percentage, increase (up to 4%), reduce or eliminate (in each case subject to the limitations described below) the Discount Percentage for Discount Option Receivables arising in all or certain of the Accounts on and after the date of such change; provided, however, that the Transferor shall not change any
             --------  -------
existing Discount Option Receivables into Principal Receivables and the Transferor shall not increase the Discount Percentage during any Early Amortization Period or if such increase would cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables.

     (d) The Transferor shall provide to the Servicer, the Trustee and each Rating Agency 30 days' prior written notice of any designation, increase, reduction or elimination of the Discount Percentage, and such designation, increase, reduction or elimination shall become effective on the date specified in such notice only if (i) the Transferor has delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such designation, increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event or an event which with notice or the lapse of time or both would constitute an Early Amortization Event to occur with respect to any Series and (ii) the Rating

Agency Condition has been satisfied with respect to such designation, increase, reduction or elimination. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     (e) On each Date of Processing of any Collections during the time the discount option is in effect, Collections in an amount equal to the product of
(i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Collection Period and (ii) Collections of Receivables that arise in the Accounts during such time that would otherwise be Principal Collections will be deemed Finance Charge Collections and will be applied accordingly.

                               [END OF ARTICLE II]

                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

           Section 3.1  Appointment and Other Matters Relating to the Servicer.
                        ------------------------------------------------------

           (a) The Bank confirms that it has agreed to act as the Servicer under this Agreement. The Investor Certificateholders, by their acceptance of the Investor Certificates, consent to the Bank acting as Servicer.

           (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the applicable Account Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals and payments and to instruct the Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account or any other account or accounts maintained for the benefit of the Certificateholders or with regard to any Enhancement as set forth in this Agreement and any Supplement,
(ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee to take any action permitted or required under any Enhancement at such time as is set forth in this Agreement or any Supplement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (iv) to make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities laws authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. Prior to receipt by a Responsible Officer of the Trustee of written notice of a Servicer Default the Trustee shall promptly follow the written instructions of the Servicer to withdraw funds from the Collection Account and any other account or accounts maintained for the benefit of the Certificateholders or with regard to any Enhancement. The Trustee shall furnish the Servicer with limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible for any act or omission by the Servicer in its use of such powers of attorney.

           (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or a binding order of any Governmental Authority), then, in any such event, (A) the Servicer agrees (except as prohibited by any such order) to allocate, after the date of such inability, all Collections of Principal Receivables and Discount Option Receivables and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer such Receivables to the Trust (up to an aggregate amount equal to the Aggregate Principal Receivables and the Discount Option Receivables in the Trust as of such date) in accordance with Section 2.5(d) and to apply such amounts as Collections in accordance with Article IV and (B) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clause (A) above, all Collections of Principal Receivables and Discount Option Receivables and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement and the Account Guidelines shall continue to be allocated in accordance with
Article IV and all amounts which would have constituted Collections of Principal Receivables and Discount Option Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Collections of Principal Receivables for the purpose of calculating the Invested Percentage with respect to any Series and the Aggregate Invested Percentage. If the Servicer is unable pursuant to any Requirement of Law to allocate amounts as described above, the Servicer agrees (except as prohibited by law) to allocate, after the date on which the Transferor becomes unable to do so, payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account and to have such payments applied as Collections in accordance with Article IV. Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables or Discount Option Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the Transferor's inability to transfer Receivables to the Trust, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

               (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other revolving consumer credit card receivables.

               (e) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables covering such actions with such insurers and in such amounts as the Servicer believes to be commercially reasonable from time to time.

               (f) The Servicer shall comply with and perform its obligations under the Account Agreements and the Account Guidelines except insofar as any failure to so comply would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates.

               Section 3.2 Servicing Compensation. As full compensation for its
                           ----------------------
servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee with respect to any Collection Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.1 (the "Monthly Servicing Fee") payable in arrears on each Distribution Date in an
      ---------------------
amount equal to, with respect to each Series then outstanding, one-twelfth of the product of the Servicing Fee Percentage for such Series and the sum of an allocable portion of the Transferor Amount and the Invested Amount of such Series, each as of the last day of the Collection Period preceding the Collection Period with respect to which the Monthly Servicing Fee is being paid. The share of the Monthly Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Distribution Date (with respect to any such Series, the "Investor Monthly Servicing Fee") shall be
                                       ------------------------------
determined and paid to the Servicer in accordance with the related Supplement. The remainder of the Monthly Servicing Fee shall be paid by the Transferor, and in no event shall the Trust, the Trustee, any Enhancement Provider or the Investor Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferor. The share of the Monthly Servicing Fee to be paid by the Transferor shall not be paid from the Trust Property and shall be paid only to the extent that the Transferor has funds available for that purpose. If the Transferor does not have funds available to make such payment, the Servicer shall not be entitled to assert a claim against the Transferor for the unpaid amount. In the case of the first Collection Period, the Monthly Servicing Fee and the Investor Monthly Servicing Fee shall accrue from the Initial Cut-Off Date.

                  The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, however, that the Servicer
                                          --------  -------
shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including, without limitation, any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Agreement. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

                  Section 3.3 Representations, Warranties and Covenants of the
                              ------------------------------------------------
Servicer. The Bank, as initial Servicer, hereby makes, and any Successor
--------
Servicer by its appointment hereunder shall make, the following representations, warranties and covenants with respect to any Series (with appropriate modifications to Section 3.3(a) to reflect such Successor Servicer's organizational structure), as of the date of the related Supplement and the related Closing Date, or, if such Successor Servicer is appointed thereafter, as of the date of such appointment, unless otherwise stated in such Supplement, on which the Trustee has relied in accepting the Receivables and the other property conveyed pursuant to Section 2.1 in trust and in authenticating the
Certificates:

                  (a) Organization and Good Standing. The Servicer is a national
                      ------------------------------
banking association duly organized, validly existing and in good standing under the laws of the United States, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any Supplement.

                  (b) Due Qualification. The Servicer is duly qualified to do
                      -----------------
business and is in good standing (or is exempt from such requirements) in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and any Supplement and has obtained all necessary licenses and approvals as required under Federal and state law, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of any Receivable.

             (c) Due Authorization. The execution, delivery and performance of
                 -----------------
this Agreement and any Supplement by the Servicer and the consummation by the Servicer of the transactions provided for in this Agreement and any Supplement have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

             (d) Binding Obligation. Each of this Agreement and any Supplement
                 ------------------
constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

             (e) No Violation. The execution and delivery of this Agreement and
                 ------------
any Supplement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Servicer of the terms hereof and thereof, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

             (f) No Proceedings. There are no proceedings or investigations
                 --------------
pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

             (g) Compliance with Requirements of Law. The Servicer shall duly
                 -----------------------------------
satisfy in all material respects its obligations under or in connection with each Receivable and the corresponding Account, will maintain in effect all material qualifications required under all Requirements of Law in order to service properly each Receivable and the corresponding Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders (without regard to the amount of any Enhancement).

             (h) No Rescission or Cancellation. Except in connection with an
                 -----------------------------
Adjustment Payment pursuant to Section 3.8, the Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the applicable Account Guidelines.

                (i) Protection of Certificateholders' Rights. The Servicer shall
                    ----------------------------------------
take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the rights of any Enhancement Provider, nor shall it reschedule, revise, waive or defer payments due on any Receivable except in accordance with the applicable Account Guidelines.

                (j) All Consents Required. All approvals, authorizations,
                    ---------------------
consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to each date as of which this representation is being made in connection with the execution and delivery by the Servicer of this Agreement and any Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and any Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided, however, that no representation or warranty is made regarding state
--------  -------
securities or "Blue Sky" laws in connection with any distribution of the Certificates.

                (k) Receivables Not to be Evidenced by Instruments or Chattel
                    ----------------------------------------------------------
Paper. Except in connection with its enforcement or collection of an Account,
-----
the Servicer will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (each as defined in the UCC as in effect in the Relevant UCC State).

                 In the event of a breach of any of the covenants set forth in
Section 3.3(g), (h), (i) or (k) with respect to a Receivable, and such breach has a material adverse effect on the Certificateholders' interest in such Receivable (without regard to the amount of any Enhancement) then, upon the expiration of 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 90 days) from the earlier to occur of the discovery of any such event by the Servicer or receipt by the Servicer of written notice of any such event given by the Trustee, unless such breach has been cured, each such Receivable or, at the option of the Transferor, all such Receivables with respect to the related Account, shall be assigned and transferred to the Servicer upon the deposit by the Servicer into the Collection Account in immediately available funds prior to the next succeeding Distribution Date of an amount equal to the amount of each such Receivable at the end of the Collection Period preceding such Distribution Date, plus the amount of finance charges at the monthly periodic rate applicable to such Receivable from the last date billed through the end of such Collection Period to the extent not included in the amount of such Receivable. Any such deposit into the Collection Account in connection with any such assignment of a Receivable shall be considered a payment in full of such Receivable and such deposit shall be applied in accordance with the provisions of Article IV. Upon the assignment to the Servicer of such a Receivable, the Trust shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Servicer to effect the conveyance of such

Receivable pursuant to this subsection. The obligation of the Servicer set forth in this Section 3.3 shall constitute the sole remedy respecting any breach by the Servicer of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding any other provision of this Section 3.3, no assignment of a Receivable to the Servicer pursuant to this Section 3.3 shall occur if the Servicer fails to make the deposit required by this Section 3.3 with respect to such Receivable.

           Section 3.4     Reports and Records for the Trustee.
                           -----------------------------------

           (a) Initial Report. On the Closing Date with respect to each Series,
               --------------
the Servicer shall prepare and deliver, as provided in Section 13.5, to the Trustee and the Rating Agencies, an Officer's Certificate substantially in the form of Exhibit D setting forth the Aggregate Principal Receivables, the
        ---------
Transferor Amount and the Transferor Interest Percentage as of the end of the day two Business Days preceding the Closing Date and the expected Transferor Interest Percentage after giving effect to the issuance of such Series.

           (b) Daily Reports. For so long as deposits of Collections are
               -------------
required to be made daily by the Servicer pursuant to Section 4.1(e), on each Business Day commencing on the Initial Closing Date, the Servicer shall prepare, and make available for inspection by the Trustee, and maintain at the office of the Servicer a record setting forth the aggregate amount of Collections processed by the Servicer on the second preceding Business Day. The Servicer shall prepare such other reports on a daily (or less frequent) basis as may be required by any Supplement.

           (c) Monthly Servicer's Certificate. On each Determination Date, the
               ------------------------------
Servicer shall deliver, as provided in Section 13.5, to the Trustee, the Paying Agent and the Rating Agencies, an Officer's Certificate signed by a Servicing Officer substantially in the form of Exhibit E (which certificate shall attach
                                     ---------
for each Series the monthly statement to be delivered to Certificateholders on the following Distribution Date pursuant to the related Supplement) setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections processed for the immediately preceding Collection Period and the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during such Collection Period; (ii) the Invested Percentage with respect to the immediately preceding Collection Period of each Series of Certificates with respect to Collections of Principal Receivables and the Invested Percentage with respect to such Collection Period of each Series of Certificates with respect to Collections of Finance Charge Receivables and Defaulted Receivables; (iii) for each Series and for each Class within any such Series, the total amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date, if applicable; (iv) for each Series and for each Class within any such Series, the amount of such distribution allocable to principal, if applicable; (v) for each Series and for each Class within any such Series, the amount of such distribution allocable to interest, if applicable;
(vi) the aggregate outstanding balance of the Accounts which were delinquent by 31 to 60, 61 to 90 and 91 or more days as of the close of business on the last day of the immediately preceding Collection Period; (vii) for each Series and for each Class within any such Series, the Investor Default Amount for the related Distribution Date; (viii) for each Series and for each Class within any such Series, the amount of the Investor Charge Offs and the amount of the reimbursements of Investor Charge Offs for the next succeeding Distribution Date; (ix) for each Series, the Investor Monthly Servicing Fee for the next succeeding Distribution Date; (x) for each Series, the existing deficit controlled amortization amount or deficit controlled accumulation amount, if applicable; (xi) the aggregate amount of Receivables in the Trust at the close of business on the last day of the immediately preceding Collection Period; (xii) for each Series, the Invested Amount at the close of business on the last day of the immediately preceding Collection Period; (xiii) the available amount of any Enhancement for each Series; and (xiv) whether an Early Amortization Event with respect to any Series shall have occurred during or with respect to the immediately preceding Collection Period. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4.

        Section 3.5  Annual Servicer's Certificate. The Servicer shall deliver,
                     -----------------------------
as provided in Section 13.5, to the Trustee and the Rating Agencies, on or before June 30 of each year, beginning with June 30, 2002, an Officer's Certificate signed by a Servicing Officer and substantially in the form of Exhibit F (a) stating that a review of the activities of the Servicer during the
---------
preceding Fiscal Year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) stating that to the best of such officer's knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default and the Servicer has fully performed all its obligations under this Agreement throughout such year or, if there has occurred such an event, specifying each such event known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

        Section 3.6  Annual Independent Public Accountants' Servicing Report.
                     -------------------------------------------------------

        (a) On or before June 30 of each year, beginning with June 30, 2002, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report prepared in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, including such procedures as they considered necessary in the circumstances, to the Trustee, the Rating Agencies and, as required, any Enhancement Provider to the effect that, in their opinion, the monthly Servicer's Certificates issued during the period covered by the report (which shall be the preceding Fiscal Year) are, in all material respects, in conformity with the terms and conditions set forth in Section 3.4(c). Such procedures will include comparisons of the mathematical calculations of each amount set forth in the monthly Servicer's Certificates forwarded by the Servicer pursuant to Section 3.4(c) during the period covered by such report with the Servicer's computer reports that were the source of such amounts, and such report shall state that, on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

        (b) On or before June 30 of each year, beginning with June 30, 2002, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report to the Trustee, the Rating Agencies and, as required, any Enhancement Provider to the effect that in connection with their examination of the monthly Servicer's Certificates, nothing came to their attention that caused them to believe that the Servicer failed to comply with the terms and conditions set forth in Sections 3.2, 3.4(c), 4.1 and 8.8 of this Agreement.

        (c) On or before June 30 of each year, beginning with June 30, 2002, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report to the Trustee to the effect that such firm has applied certain procedures agreed upon with the Servicer to certain documents and records relating to the administration and servicing of Accounts under this Agreement and any Supplement during the preceding fiscal year, and has reported on the findings.

        Section 3.7     Tax Treatment. The Transferor has structured this
                        -------------
Agreement and the Investor Certificates (other than any Investor Certificates held by the Transferor) with the intention that such Investor Certificates will qualify under applicable tax law as indebtedness of the Transferor or, if specified in the applicable Supplement, an interest in a partnership (and not as an association or publicly traded partnership taxable as a corporation for purposes of federal income tax law), and the Transferor, any entity acquiring any direct or indirect interest in the Exchangeable Transferor Certificate, each Investor Certificateholder (or Certificate Owner) by acceptance of its Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) and each holder of an interest in any Enhancement Invested Amount by its acceptance thereof agree, and shall be deemed to agree, to treat such Investor Certificates (or beneficial interest therein) or Enhancement Invested Amount for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness or, if specified in the applicable Supplement, an interest in a partnership. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness or, if specified in the applicable Supplement, an interest in a partnership, for certain tax purposes. Consistent with the foregoing, the Trustee shall not file a Federal income tax return on behalf of the Trust or apply for a taxpayer identification number on behalf of the Trust unless required to do so as a result of a determination by the Internal Revenue Service or pursuant to the terms of any Supplement.

        Section 3.8     Adjustments.
                        -----------

        (a) If the Transferor or the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such Receivable was created in respect of goods or services which were refused, returned or not received by an Obligor, or if the Transferor or the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the Servicer shall deduct from the Aggregate Principal Receivables and decrease the Transferor Amount by the amount of such adjustment. Similarly, the amount of the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 2.5(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises. In the event that, following any such exclusion, the Transferor Amount would be less than the Minimum Transferor Amount, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount. Any amount deposited into the Excess Funding Account pursuant to the immediately preceding sentence (an "Adjustment Payment") shall be applied in
                                    ------------------
accordance with Article IV and the terms of each Supplement. If the Transferor fails to make any required Adjustment Payment and, as a result of such failure, the Transferor Amount is less than zero as of the last day of any Collection Period, the amount of such deficiency (the "Adjustment Amount") shall, to the
                                            -----------------
extent such Adjustment Amount is not otherwise reduced, be allocated among all then outstanding Series. An Adjustment Amount shall be reduced to the extent that amounts are deposited in the Excess Funding Account, the Aggregate Principal Receivables increase, the Aggregate Invested Amount is reduced (other than as a result of the allocation of an Adjustment Amount) or the Transferor subsequently makes a required Adjustment Payment. In the event that the Servicer adjusts upwards the principal amount of any Receivable, the Aggregate Principal Receivables shall be increased by the amount of such upward adjustment.

        (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount of Collections previously reported pursuant to Section 3.4(c).

        (c) In the event that the Transferor shall fail to pay to the Servicer for deposit into the Excess Funding Account any amount required to be so paid pursuant to Section 3.8(a), and shall not have subsequently paid such amount, no Collections of Principal Receivables allocable to the Investor Certificates shall be distributed or otherwise released to the Transferor hereunder, but shall instead be deposited in the Excess Funding Account for so long as any Series Adjustment Amount shall exist. In addition, in the event that the Transferor shall repurchase the Receivables or the Certificates of any Series, including pursuant to Section 10.2 or Article XII, the purchase price with respect to any Series shall include the Series Adjustment Amount of such Series, if any.

        Section 3.9  Reports to the Commission. The Servicer shall, on behalf
                     -------------------------
of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                              [END OF ARTICLE III]

                                   ARTICLE IV
                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

                  Section 4.1   Establishment of Collection Account and
                                ---------------------------------------
Allocations with Respect to the Exchangeable Transferor Certificate.
-------------------------------------------------------------------

                  (a)   The Collection Account. The Trustee, for the benefit of
                        ----------------------
the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account (the "Collection Account"),
                                                      ------------------
bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Collection Account ceases to be an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Collection Account meeting the conditions specified above with an Eligible Institution and shall transfer any cash and/or any investments to such new Collection Account, and from the date such new Collection Account is established, it shall be the "Collection Account." Pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

                  Each Series shall represent undivided interests in the Trust, including the benefits of any Enhancement to be provided with respect to such Series as indicated in the Supplement relating to such Series and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account and any other accounts maintained for the benefit of the Certificateholders or to be paid to the Investor Certificateholders of such Series. The Exchangeable Transferor Certificate shall represent the interest in the Trust not represented by any Series then outstanding, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Transferor (the "Transferor Interest"); provided, however, that the
                        -------------------    --------  -------
Exchangeable Transferor Certificate shall not represent any interest in the Collection Account or any other accounts maintained for the benefit of the Certificateholders or the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to any Series, except as specifically provided in this Article IV. The Certificates do not represent obligations of, or any interest in, the Transferor, the Servicer or any Affiliate thereof, and neither the Certificates nor the Accounts or the Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Certificates are limited in right of payment to certain Collections respecting the Receivables and the other assets of the Trust allocable to such Certificates as provided herein and in the applicable Supplement.

                  (b)   Administration of the Collection Account.  At the
                        ----------------------------------------
written direction of the Servicer, funds on deposit in the Collection Account to be invested shall be invested by the Trustee in Eligible Investments selected by the Servicer. In the absence of written direction of the Servicer, funds on deposit in the Collection Account shall be invested in money market funds as specified in clause (v) of the definition of Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. Investments of funds representing Collections collected during any Collection Period shall be invested in Eligible Investments that will mature so that such funds will be available by the close of business on the Transfer Date next succeeding such Collection Period. Any funds on deposit in the Collection Account to be so invested shall be invested solely in Eligible Investments. All Eligible Investments shall be held to maturity. The Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Holder of the Exchangeable Transferor Certificate. The Transferor, at its option, may direct the Servicer's investment of funds pursuant to this Section 4.1(b).

                  (c)   Allocations For the Exchangeable Transferor Certificate.
                        -------------------------------------------------------
Throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (i) the Transferor Percentage and (ii) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Collection Period. Notwithstanding anything to the contrary in
Section 4.1, unless specified in any Supplement, the Servicer need not deposit this amount, or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement, into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Transferor Certificate.

                  (d)   Allocation of Collections Between Collections of
                        ------------------------------------------------
Principal Receivables and Collections of Finance Charge Receivables. The
-------------------------------------------------------------------
Servicer shall allocate Collections processed with respect to any Account to Finance Charge Receivables to the extent of outstanding Finance Charge Receivables with respect to such Account. The balance of Collections processed with respect to such Account shall be allocated to Principal Receivables.

                  (e)   Collections. The Servicer will apply all Collections
                        -----------
with respect to the Receivables for each Collection Period as described in this
Article IV and each Supplement. Except as otherwise provided below, the Servicer shall deposit all Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as, and only so long as, the Bank or an Affiliate of the Bank shall be the Servicer hereunder and (i) the Bank or such Affiliate shall maintain a short-term debt rating (which may be an implied rating) of at least P-1 by Moody's and A-1 by Standard & Poor's, or (ii) the Bank or such Affiliate shall obtain and maintain in force a letter of credit or other surety covering collection risk of the Servicer approved in writing by each Rating Agency and the holders of 66-2/3% of the Invested Amount of each Class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency (it being understood that any such letter of credit must include, without limitation, provisions acceptable to each Rating Agency and such holders addressing the downgrade or withdrawal of any required debt rating maintained by the issuer of such letter of credit), or (iii)(A) the Bank shall obtain the consent of the holders of 66-2/3% of the Invested Amount of each Class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating

Agency and such consent shall not have been withdrawn in accordance with the terms of the related Supplement and (B) the Rating Agency Condition has been satisfied with respect to the Servicer's inability to satisfy the rating requirement specified in clause (i), and for two Business Days following any reduction of either such rating or failure to satisfy the conditions of clause
(ii), the Servicer need not deposit Collections into the Collection Account or make payments to the holder of the Exchangeable Transferor Certificate prior to the close of business on the second Business Day following the Date of Processing, but rather may make a single deposit in the Collection Account in immediately available funds on the Business Day prior to each Distribution Date in an amount equal to the Collections with respect to the Collection Period preceding such Distribution Date to the extent such amounts and Collections are allocated to one or more Series in accordance with Article IV. Collections shall not be required to be invested in Eligible Investments until such time as they are deposited into the Collection Account. The Servicer shall promptly notify the Trustee of any downgrade or withdrawal of its short-term credit or certificate of deposit rating or, if an Affiliate of the Bank is acting as Servicer hereunder, of any such downgrade or withdrawal with respect to such Affiliate.

                  If the Servicer is required to make daily deposits of Collections into the Collection Account pursuant to this subsection, the Servicer may, during any Amortization Period and subject to the provisions of the applicable Supplement, cease depositing Collections of Principal Receivables received during any Collection Period and allocable to a Series at such time as the amount of Collections of Principal Receivables allocable to such Series and deposited into the Collection Account equals the amount of principal scheduled or permitted to be paid on the next succeeding Distribution Date with respect to such Series. Collections of Principal Receivables allocable to such Series in excess of such amount shall be distributed on a daily basis as they are collected to the Transferor.

                  (f)   Excess Funding Account. The Trustee, for the benefit of
                        ----------------------
the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account (the "Excess Funding Account"),
                                                      ----------------------
which may be a subaccount of the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Excess Funding Account ceases to be an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Excess Funding Account meeting the conditions specified above with an Eligible Institution and shall transfer any cash and/or any investments to such new Excess Funding Account, and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." Pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account and to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

                  At the written direction of the Servicer, funds on deposit in the Excess Funding Account to be invested shall be invested by the Trustee in Eligible Investments selected by the

Servicer. In the absence of written direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested in money market funds as specified in clause (v) of the definition of Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Eligible Investments that will mature so that funds will be available at the close of business on the next Business Day following such date. On each Determination Date, the Servicer shall instruct the Trustee to withdraw on the next succeeding Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the prior Collection Period. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On each Business Day, the Servicer shall determine the Transferor Amount. If the Transferor Amount exceeds the Minimum Transferor Amount on any Business Day, the Servicer shall instruct the Trustee in writing to withdraw an amount equal to such excess (but not to exceed the Excess Funding Amount) from the Excess Funding Account on such day and pay such amount to the Holder of the Exchangeable Transferor Certificate. If the Minimum Transferor Amount exceeds the Transferor Amount on any Business Day, the Servicer shall deposit Collections of Principal Receivables that would otherwise be distributed to the Transferor on such day into the Excess Funding Account on such day in an amount equal to such excess. On each Determination Date on which one or more Series is in an Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series on the next succeeding Distribution Date), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Distribution Date and allocate such amount among each such Series as Shared Principal Collections as specified in each related Supplement.

                  (g)   Shared Principal Collections. On each Distribution Date,
                        ----------------------------
(i) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series in a Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account or the Excess Funding Account and pay to the Holder of the Exchangeable Transferor Certificate (A) an amount equal to the excess, if any, of (x) the aggregate amount of Shared Principal Collections for all such Series for such Distribution Date over (y) the aggregate amount of Principal Shortfalls for all such Series for such Distribution Date and (B) the aggregate amount for all outstanding Series of that portion of Collections which the related Supplements specify are to be allocated and paid to the Transferor with respect to such Distribution Date; provided, however, that such amounts shall be paid to the Holder of the
      --------  -------
Exchangeable Transferor Certificate only to the extent that the Transferor Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Minimum Transferor Amount; and, provided further, that, if on any Distribution Date the
                        -------- -------

Transferor Amount is less than or equal to the Minimum Transferor Amount, the Servicer will not distribute to the Holder of the Exchangeable Transferor Certificate any Shared Principal Collections then on deposit in the Collection Account that otherwise would be distributed to such Holder, but shall deposit such funds in the Excess Funding Account.

               (h) Shared Excess Finance Charge Collection. On each Distribution
                   ---------------------------------------
Date, (i) the Servicer shall allocate Shared Excess Finance Charge Collections with respect to the Series in a Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount of Shared Excess Finance Charge Collections for all such Series for such Distribution Date over (y) the aggregate amount of Finance Charge Shortfalls for all such Series for such Distribution Date to the extent any Shared Excess Finance Charge Collections are held on deposit in the Collection Account.

               (i) Net Deposits. For so long as the Bank or an Affiliate of the
                   ------------
Bank shall be the Servicer hereunder and a Servicer Default shall not have occurred and be continuing, the Servicer may make deposits into the Collection Account or the Excess Funding Account on any date net of amounts payable as of such date to the Transferor or the Servicer from amounts on deposit in the Collection Account or the Excess Funding Account and may make deposits into the Collection Account on each Transfer Date net of amounts payable on the following Distribution Date to the Transferor or the Servicer from amounts on deposit in the Collection Account, it being understood that the Investor Monthly Servicing Fee with respect to any Series shall be payable to the Servicer only in accordance with the provisions specified in the related Supplement and that the foregoing shall in no event increase the amount payable to the Transferor or the Servicer hereunder or pursuant to any Supplement.

                    [THE REMAINDER OF ARTICLE IV IS RESERVED
                     AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                                   ARTICLE V

                 [ARTICLE V IS RESERVED AND MAY BE SPECIFIED IN
                   ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI
                                THE CERTIFICATES

               Section 6.1 The Certificates. Subject to Sections 6.10 and 6.11,
                           ----------------
the Investor Certificates of any Series or Class may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon
      -------------------
(collectively, the "Coupons") or in fully registered form (the "Registered
                    -------                                     ----------
Certificates"), and shall be substantially in the form of the exhibits with
------------
respect thereto attached to the applicable Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The
                                                             ---------
Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.11, be executed and delivered by the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) to the Trustee for authentication and redelivery as provided in Section 6.2. Any Investor Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Invested Amount as described in Section 6.10. The Exchangeable Transferor Certificate may also be issued in two or more certificates. Each Certificate executed by the Transferor shall be executed by manual or facsimile signature on behalf of the Transferor by its President, any Senior Vice President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except that Bearer Certificates shall be dated the date of their issuance.

               Section 6.2 Authentication of Certificates. Upon an Exchange as
                           ------------------------------
provided in Section 6.9 and the satisfaction of the conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of each additional Series (with the designation provided in the applicable Supplement), upon the order of the Transferor, to the Persons designated in such Supplement and shall authenticate and deliver to the Transferor a new Exchangeable Transferor Certificate. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Common Depositary as provided in Section 6.10 against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.11 against payment of the purchase price therefor.

               Section 6.3 Registration of Transfer and Exchange of
                           ----------------------------------------
Certificates.
------------

               (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of Section
 ----------------------------
6.3(c) a register (the "Certificate Register") in which, subject to such
                        --------------------
reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering the Registered Certificates and transfers and exchanges of the Registered Certificates as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' prior written notice to the Transferor and the Servicer; provided, however, that such
                                           --------  -------
resignation shall not be effective and the Trustee shall continue to perform the duties of Transfer Agent and Registrar until the Transferor has appointed a successor Transfer Agent and Registrar acceptable to the Transferor and the Trustee. If specified in the related Supplement for any Series, the Transferor shall appoint any co-transfer agent and co-registrar chosen by the Transferor, and acceptable to the Trustee, including, if and so long as the Registered Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg or the location required by such other stock exchange. If specified in such related Supplement, so long as the Registered Certificates relating to such Supplement are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City or any other city designated in such Supplement and any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

               Upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Certificates in authorized denominations of the same Series representing like aggregate Undivided Interests in the Trust; provided, however,
                                                              --------  -------
that the provisions of this paragraph shall not apply to Bearer Certificates.

               At the option of any Holder thereof, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of any Holder thereof, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant

Distribution Date after the related Series Termination Date need not have attached the Coupon relating to such Distribution Date. No Registered Certificates may be exchanged for a Bearer Certificate.

                  The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Certificates of such Series.

                  Whenever any Investor Certificates of any Series are surrendered for exchange, the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) shall execute, and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

                  Except as provided in any Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar and the Trustee or any co-transfer agent and co-registrar or co-trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                  All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee and the Transferor. The Trustee shall cancel and mutilate the Global Certificate upon its exchange in full for Definitive Certificates and shall deliver to the Transferor either a certificate of destruction or such canceled and mutilated Global Certificate. The Trustee shall also forward to the Transferor a copy of each certificate of each Foreign Clearing Agency to the effect referred to in Section 6.10 which was received by the Trustee with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

                  The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

                  (b) Except as provided in Sections 6.9 and 7.2 or in any Supplement, the Transferor's interest in the Exchangeable Transferor Certificate and other amounts payable to the Transferor pursuant to this Agreement shall not be sold, transferred, assigned, exchanged, pledged, participated or otherwise conveyed, unless (i) the Servicer has delivered to the Trustee an Officer's Certificate stating that such sale, transfer, assignment, exchange, pledge, participation or conveyance will not, while any Series of Certificates remains outstanding, reduce the Transferor Interest Percentage below the Minimum Transferor Interest Percentage and (ii) prior to such sale, transfer, assignment, exchange, pledge, participation or conveyance, the Rating Agency Condition is satisfied and (iii) the Trustee receives prior thereto an Opinion of Counsel to the effect that (x) the conveyed interest in the Exchangeable Transferor Certificate will be treated as either debt or an interest in a partnership for Federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or applicable state income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (y) such transfer will not cause a taxable event for Federal income tax purposes to any Investor Certificateholder.

                  (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and, if specified in the related Supplement for any Series, Luxembourg (or subject to Section 6.3(a) any other city designated in such Supplement)), an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

                  (d) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if:

                     (i) the sale is of at least U.S. $500,000 principal amount of such Certificates and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

                     (ii) (a) the Registered Certificates are transferred in compliance with Rule 144 (or any amendment thereto) or Rule 144A (or any amendment thereto) under the Securities Act of 1933, as amended, and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

                     (iii) the Registered Certificates are sold or otherwise transferred in any other transaction that does not require registration under the Securities Act of 1933, as amended, and, if the Transferor, the Servicer, the Trustee or the Transfer Agent and Registrar so request, an Opinion of Counsel satisfactory to it or them, in form and substance satisfactory to it or them, is furnished to such effect.

                  Registered Certificates issued upon registration of transfer of, or Registered Certificates issued in exchange for, Registered Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel satisfactory to each of them, to the effect that such legend may be removed.

                  Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek written instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on and in accordance with any such written instructions furnished pursuant to this Section 6.3(d).

                  Section 6.4  Mutilated, Destroyed, Lost or Stolen
                               ------------------------------------
Certificates. If (a) any mutilated Certificate (together, in the case of Bearer
------------
Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor (or the Trustee on behalf of the Trust, if specified in the applicable Supplement) shall execute and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest, if applicable. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental expenses (including those incurred by the Trustee or the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.5  Persons Deemed Owners. Prior to due presentation
                               ---------------------
of a Certificate (other than a Bearer Certificate) for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing provisions of this Section 6.5, in determining whether the holders of the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer or any affiliate thereof (as defined in Rule 405 under the Securities Act of 1933, as amended) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the United States, the Transferor, the Servicer or an affiliate thereof (as defined above).

                  Section 6.6  Appointment of Paying Agent. The Paying Agent
                               ---------------------------
shall make distributions to Investor Certificateholders from the Collection Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) pursuant to Articles IV and V. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) for the purpose of making distributions referred to above. The Trustee (or the Transferor if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent if the Trustee (or the Transferor if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall (unless otherwise specified in the related Supplement for any Series) initially be the Trustee and any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, a co-paying agent in Luxembourg or the location of such other stock exchange. The Trustee shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Servicer and the Transferor; provided,
                                                                       --------
however, that such resignation shall not be effective and the Trustee shall
-------
continue to perform the duties of Paying Agent until the appointment of a successor Paying Agent, pursuant to this Section 6.6. The Transferor shall notify the Rating Agencies of any resignation or replacement of the Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent and such successor shall be acceptable to the Trustee. The Trustee shall cause the initial Paying Agent (unless the initial Paying Agent is the Trustee) and each successor Paying Agent or any additional Paying Agent appointed by the Transferor to execute and deliver to the Trustee an instrument in which such initial or successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such initial or successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.1, 11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall, if the Paying Agent is not located in New York City, appoint a co-paying agent in New York City (for Registered Certificates only) acceptable to the Trustee or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

               Section 6.7 Access to List of Certificateholders' Names and
                           -----------------------------------------------
Addresses. The Trustee will furnish or cause to be furnished by the Transfer
---------
Agent and Registrar to the Servicer or the Paying Agent (or any agent thereof), within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in the form maintained by the Transfer Agent and Registrar of the names and addresses of the Investor Certificateholders (other than Bearer Certificateholders). If Holders representing Undivided Interests in the Trust aggregating not less than 10% of the Invested Amount of the Investor Certificates of such Series (the "Applicants") apply in writing to the Trustee, and such application states that
 ----------
the Applicants desire to communicate with other Investor Certificateholders of such Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders (other than Bearer Certificateholders) maintained by the Transfer Agent and Registrar, or shall mail or cause to be mailed such list within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

               Every Certificateholder, by receiving and holding a Certificate agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders (other than Bearer Certificateholders) hereunder, regardless of the sources from which such information was derived.

               Section 6.8 Authenticating Agent.
                           --------------------

               (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to the Transferor.

               (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

               (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

               (d) The Trustee agrees to pay, on behalf of the Trust, to each authenticating agent from time to time reasonable compensation for its services under this Section 6.8.

               (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

               (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

               This is one of the Certificates described in the Master Pooling and Servicing Agreement.

                                                _______________________________
                                                as Authenticating Agent
                                                for the Trustee,


                                                By: ___________________________
                                                    Authorized Officer

               Section 6.9 Tender of Exchangeable Transferor Certificate.
                           ---------------------------------------------

               (a) Upon any Exchange, the Trustee shall issue to the Transferor under Section 6.1 for execution (unless the Trustee is to execute such Series on behalf of the Trust, as specified in the applicable Supplement) and redelivery to the Trustee for authentication under Section 6.2 one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series selected by the Transferor. Except as specified in the Supplement for any Series as to differing treatment of the Investor Certificates within such Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery (except that any Enhancement provided for any Series shall not be available for any other Series), all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

               (b) The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Investor Certificates of any Series, to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and
(ii) a reissued Exchangeable Transferor Certificate (any such tender an "Exchange"). The Transferor may perform an Exchange, without the consent of any
 --------
Certificateholder, by notifying the Trustee, in writing at least three Business Days in advance (an "Exchange Notice") of the date upon which the Exchange is to
                     ---------------
occur (an "Exchange Date"). Any Exchange Notice shall state the designation of
           -------------
any Series to be issued on the Exchange Date and,
with respect to each such Series: (x) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), if any, which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate minus the Minimum Transferor Amount at such time, and (y) its
            -----
Certificate Rate (or the method for allocating interest payments or other cash flow to such Series), if any. On the Exchange Date, the Trustee shall authenticate and deliver any such Series only upon delivery to it of the following: (A) a Supplement in form satisfactory to the Trustee executed by the Transferor and specifying the Principal Terms of such Series, (B) an Opinion of Counsel to the effect that, unless otherwise specified in the related Supplement, the newly issued Series of Investor Certificates (other than any Class of Investor Certificates required to be retained by the Transferor) will be characterized as either indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not have any material adverse impact on the Federal income tax characterization of any outstanding Series of Investor Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association or as a publicly traded partnership taxable as a corporation for Federal or applicable state tax purposes (such opinion, a "Tax Opinion"), (C) an
                                                           -----------
agreement, if any, pursuant to which the Enhancement Provider agrees to provide Enhancement, (D) written confirmation from each Rating Agency that the Exchange will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it and (E) the existing Exchangeable Transferor Certificate and the Investor Certificate of the Series, if any, to be exchanged. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

               (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any Series of Investor Certificates, which may include, without limitation: (i) its name or designation, (ii) an Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) a Certificate Rate (or formula for the determination thereof), (iv) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange, (v) the interest payment date or dates and the date or dates from which interest shall accrue, (vi) the method of allocating Collections of Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections of Finance Charge Receivables and Receivables in Defaulted Accounts, (vii) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (viii) the Servicing Fee Percentage, (ix) the Minimum Transferor Interest Percentage, (x) the Minimum Aggregate Principal Receivables, (xi) the Series Termination Date, (xii) the terms of any Enhancement, (xiii) the Enhancement Provider, if any, (xiv) the base rate, if any, (xv) the Repurchase Terms or the terms on which the Certificates of such Series may be remarketed to other investors, (xvi) any deposit into any account provided for such Series, (xvii) the number of Classes within such Series, and if more than one Class, the rights and priorities of each such Class, (xviii) the extent to which the Investor Certificates will be issuable in temporary or permanent global form and, in such case, the depository for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid, (xix) whether the Certificates may be issued in bearer form and any limitations imposed thereon and provisions relating to compliance with applicable laws and rules for bearer instruments, (xx) the priority of such Series with respect to any other Series,
(xxi) whether Interchange or other fees will be included in the funds available to be paid with respect to such Series, (xxii) whether such Series will or may be paired with any other Series and the Series with which it will be paired, if applicable, (xxiii) the Group, if any, to which such Series belongs, and (xxiv) any other relevant terms of such Series (all such terms, the "Principal Terms"
                                                              ---------------
of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding no Series of Investor Certificates which is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

               (d) In connection with the creation or sale of any additional interest in the Trust or the Receivables, whether or not designated as an Exchange (including, without limitation, the receipt by the Trust or the Transferor of the proceeds of any loan or additional loan provided by any Enhancement Provider), the Transferor shall deliver to the Trustee and to each Rating Agency assigning a rating to any Class of Investor Certificates of any then outstanding Series (if so requested by such Rating Agency) a Tax Opinion with respect to such interest.

               Section 6.10 Global Certificate; Euro-Certificate Exchange Date.
                            --------------------------------------------------

               (a) If specified in the Supplement for any Series, the Investor Certificates of such Series may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without
                                   ------------------
interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to such Supplement. Unless otherwise specified in the applicable Supplement, the provisions of this Section 6.10 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described in this Section 6.10 or in the applicable Supplement for Bearer Certificates and/or Registered Certificates in definitive form (the "Definitive Euro-Certificates"). Notwithstanding the
                      ----------------------------
foregoing, no Certificates shall be issued in bearer form unless the Transferor has determined, and delivers an Opinion of Counsel to the Trustee substantially to the effect that, the terms and procedures governing issuance and transfer of such Certificates result in favorable treatment to Investor Certificateholders under the Bearer Rules.

               (b) The Manager shall, upon its determination of the date of completion of the distribution of the Certificates, so advise the Trustee, the Transferor, the Common Depositary, and each Foreign Clearing Agency in writing forthwith. Without unnecessary delay, but prior to the Euro-Certificate Exchange Date, the Transferor will execute and deliver to the Trustee at its office or to the Trustee's designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the Initial Invested Amount of the Global Certificate. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Euro-Certificate Exchange Date. A United States institutional investor will be required to deliver to the Transferor, the Trustee and the Manager at the time of its purchase of Registered Certificates a signed certificate substantially in the form attached to the Supplement for the related Series. Upon any demand for exchange for Definitive Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but only upon presentation to the Trustee of a written statement substantially in the form attached to the Supplement for the related Series with respect to the Global Certificate or portion thereof being exchanged signed by a Foreign Clearing Agency, to the effect that it has received in writing or by tested telex a certification substantially in the form of the certificate attached to the Supplement for the related Series, such certificate being dated no earlier than 15 days prior to the Euro-Certificate Exchange Date and signed by or on behalf of the person appearing in the records of a Foreign Clearing Agency as the beneficial owner of the Global Certificate or portion thereof being exchanged. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Unless otherwise provided in the related Supplement, any exchange as provided in this Section 6.10(b) shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

               (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency, pursuant to the terms of this Agreement.

               (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

               Section 6.11 Book-Entry Certificates. Unless otherwise provided
                            -----------------------
in any related Supplement, the Investor Certificates, upon original issuance, will be issued in the form of the requisite number of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, which shall be the initial Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in
Section 6.13. Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.13:

                  (i) the provision of this Section 6.11 shall be in full force and effect;

                  (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners, and, absent gross negligence or willful misconduct on its part, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee shall have no responsibility or liability for any aspect of the records pertaining to, or the making of any distribution to, the Clearing Agency Participants or the Certificate Owners;

                  (iii) to the extent that the provisions of this Section 6.11 conflict with any other provisions of this Agreement, the provisions of this Section 6.11 shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of a specified percentage of the Invested Amount of any or all Series of Certificates outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Investor Certificates.

               Section 6.12 Notices to Clearing Agency. Whenever notice or other
                            --------------------------
communication to the Investor Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the applicable Clearing Agency.

               Section 6.13 Definitive Certificates. If Book-Entry Certificates
                            -----------------------
have been issued pursuant to Section 6.11 and if (i)(A) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor (which successor must be treated as maintaining a book-entry system within the meaning of Section 163(f)(3) of the Internal Revenue Code), (ii) the Transferor at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating more than 50% of the Invested Amount of any Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through each applicable Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

               Section 6.14 Meetings of Certificateholders.
                            ------------------------------

               (a) Unless not permitted by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Transferor, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series or of all Series, to be held at such time and at such place as the Transferor, the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1. References in this Section 6.14 to Certificateholders shall be deemed to refer to the Exchangeable Transferor Certificates and only those Series of Investor Certificates for which this Section 6.14 is applicable. Notice of any meeting of Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.5 and at least once in an Authorized Newspaper and, if and for so long as the Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English or French language and customarily published on each business day in Luxembourg) or the location required by such other stock exchange, the first publication to be not less that 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Certificateholders, a person shall be (i) a Holder of one or more Certificates of the applicable Series or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more Certificates. The only Persons who shall be entitled to be present or to speak to any meeting of Certificateholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsels.

               (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing Undivided Interests aggregating a majority of the Invested

Amount of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote at least 25% in Undivided Interest of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Investor Certificates which shall constitute a quorum.

               (c) Any Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however,
                                                              --------  -------
that such Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.1, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section
6.14 shall be binding on all the Investor Certificateholders whether or not present or represented at the meeting.

               (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer and the Trustee, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer and the Trustee. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee. The holding of Registered Certificates shall be proved by the Certificate Register or by a certificate or certificates of the Transfer Agent and Registrar.

               (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in Undivided Interest of the Certificates of such Series represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Certificateholder or proxy. Any meeting of

Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          (f) The vote upon any resolution submitted to any meeting of Certificateholders shall be by written ballot on which shall be subscribed the signatures of the Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 6.15 Uncertificated Classes. Notwithstanding anything to the
                       ----------------------
contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in
Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificate.

                               [END OF ARTICLE VI]

                                  ARTICLE VII
                    OTHER MATTERS RELATING TO THE TRANSFEROR

         Section 7.1 Liability of the Transferor. The Transferor shall be liable
                     ---------------------------
in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor in such capacity herein.

         Section 7.2 Merger or Consolidation of, or Assumption of the
                     ------------------------------------------------
Obligations of, the Transferor.
------------------------------

         (a) The Transferor shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

             (i) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable, hereunder and shall benefit from all the rights granted to the Transferor, as applicable, hereunder. To the extent that any right, covenant or obligation of the Transferor is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

             (ii) the Transferor has delivered to the Trustee an Officer's Certificate signed by a Vice President or more senior officer of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel stating that such supplemental agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); and

             (iii) if the surviving entity is subject to the bankruptcy laws of the United States, the Transferor shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not result in a downgrading or withdrawal of its then current rating of any outstanding Series of Investor Certificates and shall have delivered copies of each such notice to the Servicer and the Trustee; and

             (iv) if the surviving entity is not subject to the bankruptcy laws of the United States, the Transferor shall have delivered to each Rating Agency notice of such consolidation, merger, conveyance or transfer.

         (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

         Section 7.3 Limitation on Liability of the Transferor. The directors,
                     -----------------------------------------
officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Servicer, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors,
--------  -------
officers, employees or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder or pursuant to any document delivered hereunder. Except as provided in Section 7.4, the Transferor shall not be under any liability to the Trust, the Servicer, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall
                                  --------  -------
not protect the Transferor against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations or duties hereunder or under any Supplement. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 7.4 Liabilities. Notwithstanding Section 7.3, by entering into
                     -----------
this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages, expenses, or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall in any Enhancement or other similar market or investment risks) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the Uniform Partnership Act. The Transferor agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, expenses, damages and liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall in any Enhancement or other similar market or investment risks) except to the extent that they arise from any action by such Investor Certificateholder. Subject to Sections 8.3 and 8.4, in the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this Section 7.4 arising from the actions or omissions of such Successor Servicer. Amounts payable by the Transferor pursuant to this

Section 7.4 shall not be paid from the Trust Property and shall be paid only to the extent that the Transferor has funds available for that purpose. If the Transferor does not have funds available to make any such payment, no Person shall be entitled to assert a claim against the Transferor for such unpaid amount.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII
                     OTHER MATTERS RELATING TO THE SERVICER

         Section 8.1  Liability of the Servicer. The Servicer shall be liable in
                      -------------------------
accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

         Section 8.2  Merger or Consolidation of, or Assumption of the
                      ------------------------------------------------
Obligations of, the Servicer. The Servicer shall not consolidate with or merge
----------------------------
into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (i) the business entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and if the Servicer is not the surviving entity, shall be an Eligible Servicer and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer, as applicable, hereunder and shall benefit from all the rights granted to the Servicer, as applicable, hereunder. To the extent that any right, covenant or obligation of the Servicer is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

                 (ii) the Servicer has delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                 (iii) if the surviving entity is subject to the bankruptcy laws of the United States, the Servicer shall have received written notice from each Rating Agency that such consolidation, merger, conveyance or transfer will not result in a downgrading or withdrawal of its then current rating of any outstanding Series of Investor Certificates and shall have delivered copies of each such notice to the Transferor and the Trustee; and

                 (iv) if the surviving entity is not subject to the bankruptcy laws of the United States, the Servicer shall have delivered to each Rating Agency notice of such consolidation, merger, conveyance or transfer.

         Section 8.3  Limitation on Liability of the Servicer and Others. The
                      --------------------------------------------------
directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the

Transferor, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that
                                                     --------  -------
this provision shall not protect the directors, officers, employees or agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder or pursuant to any document delivered hereunder. Except as provided in Section 8.4, the Servicer shall not be under any liability to the Trust, the Transferor, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against
--------  -------
any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of obligations or duties hereunder or under any Supplement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement or any Supplement which in its reasonable opinion may involve it in any expense or liability.

         Section 8.4  Indemnification of the Trust and the Trustee. The Servicer
                      ---------------------------------------------
shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders, and the Trustee, including its directors, officers, agents and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to this Agreement or any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided,
                                                                 --------
however, that the Servicer shall not indemnify the Trust for the benefit of the
-------
Certificateholders or the Trustee or its directors, officers, agents or employees for any liability, cost or expense of the Trust or the Trustee or its officers, directors, agents or employees if any such claims, actions or proceedings relate to (i) any action taken by the Trustee at the request of the Investor Certificateholders, (ii) any Federal, state or local taxes (or any interest or penalties with respect thereto) required to be paid by the Trust, the Trustee or the Investor Certificateholders in connection herewith to any taxing authority, (iii) with respect to the Trustee and its officers, directors and employees, any wrongful actions taken by or omissions of the Trustee or any fraud, negligence or willful misconduct by the Trustee or (iv) a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall in any Enhancement or other similar market or investment risks. Subject to Sections 7.1 and 7.4 and Section 10.2(b) of the Agreement, any indemnification pursuant to this Section 8.4 shall only be from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Agreement, the resignation and removal of the Trustee and payment in full of the Certificates.

         Section 8.5  The Servicer Not to Resign. The Servicer shall not resign
                      ---------------------------
from the obligations and duties hereby imposed on it as such except upon determination that (i) the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) of this Section 8.5 by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall be effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under this Agreement. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer pursuant to Section 10.2(a), the Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Trustee shall have continued authority to appoint another Person as Successor Servicer.

         Section 8.6  Access to Certain Documentation and Information Regarding
                      --------------------------------------------------------
the Receivables. The Servicer shall provide to the Trustee access to the
---------------
documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to such security and confidentiality procedures as the Servicer may deem reasonably necessary and (iv) at offices designated by the Servicer. Nothing in this
Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligation shall not constitute a breach of this Section 8.6.

         Section 8.7  Delegation of Duties. It is understood and agreed by the
                      --------------------
parties hereto that the Servicer may delegate certain of its duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable Account Guidelines and the usual and customary servicing policies and procedures of the Servicer. The fees of any Person to whom such duties are delegated shall be for the account of the Servicer. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is not in the ordinary course of business, notification thereof shall be given by the Servicer to each Rating Agency.

         Section 8.8  Examination of Records. Each of the Transferor and the
                      -----------------------
Servicer shall clearly and unambiguously identify each Account (including any Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. Each of the Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX
                            EARLY AMORTIZATION EVENTS

         Section 9.1  Early Amortization Events. Unless modified with respect to
                      -------------------------
any Series of Investor Certificates by the Supplement for such Series, if any one of the following events shall occur:

         (a) the Bank shall consent or fail to object to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Bank or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank; or the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (b) the Transferor shall consent or fail to object to the appointment of a bankruptcy trustee, conservator, receiver or liquidator in any bankruptcy proceeding, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Transferor or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or an action seeking any such decree or order shall have been commenced and, notwithstanding an objection by the Transferor, shall have remained undischarged or unstayed for a period of sixty
(60) days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing or the earlier entry of any order providing for such relief) to the filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event described in this clause (b) or in clause (a) above, an "Insolvency Event");
                                       ----------------

         (c) the Bank shall become unable for any reason to sell Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement;

         (d) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

         (e) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");
                                                        --------

then, an Early Amortization Event with respect to all Series then outstanding shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event. Upon a Responsible Officer of the Trustee receiving actual notice thereof, the Trustee shall advise the Rating Agencies in writing of the occurrence of any Early Amortization Event.

         Section 9.2   Additional Rights Upon the Occurrence of Certain Events.
                       -------------------------------------------------------

         (a) Upon the occurrence of an Insolvency Event, the Transferor shall promptly give notice of such event to the Trustee, and the Transferor shall on the day of such Insolvency Event (the "Appointment Day"), immediately cease to
                                       ---------------
transfer Principal Receivables to the Trust hereunder. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created shall continue to be part of the Trust, and such Collections shall continue to be allocated and deposited in accordance with the provisions of Article IV. Within 15 days of the receipt by the Trustee of the notice of an Insolvency Event, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders and any Enhancement Provider entitled thereto describing the provisions of this Section 9.2 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication
                                                                     -----------
Date"), the Trustee shall not have received written instructions of Holders of
----
Investor Certificates aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a Series having more than one Class of Investor Certificates, each Class of such Series), each Holder of any interest in the Exchangeable Transferor Certificate other than the Transferor and any other Person specified in any Supplement to the effect that the Trustee shall instruct the Servicer not to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, the Holders of more than 50% of the principal amount of each Class of such Series and each Holder of any interest in the Exchangeable Transferor Certificate other than the Transferor instruct the Trustee not to sell the portion of the Receivables allocable to such Series, the Trust shall continue with respect to such Series pursuant to the terms of this Agreement and the related Supplement. If specified in the applicable Supplement, the holder of an Enhancement Invested Amount with respect to a Series shall be entitled to give instructions pursuant to this Section 9.2 as if such Enhancement Invested Amount were a Class of such Series. The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the Aggregate

Principal Receivables and (C) a fraction the numerator of which is the related Invested Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Invested Percentages with respect to Finance Charge Receivables of all Series outstanding and (2) the Invested Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from the conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section (a) above shall be treated as Collections on the Receivables allocable to the Investor Certificateholders and shall be allocated and deposited as Collections allocable to the Investor Certificateholders of the applicable Series in accordance with the provisions of Article IV; provided,
                                                                   --------
however, that the Trustee shall determine conclusively without liability for
------
such determination the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders (assuming that no Series elects to reconstitute the Trust), the Trust shall terminate.

                               [END OF ARTICLE IX]

                                    ARTICLE X
                                SERVICER DEFAULTS

     Section 10.1  Servicer Defaults. If any one of the following events (a
                   -----------------
"Servicer Default") shall occur and be continuing:


     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any required drawing or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

     (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement, which has a material adverse effect on the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby, and which continues to materially adversely affect the rights of the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement) or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7; provided, however, that any such failure that relates to any particular Receivable or group of Receivables shall not constitute a Servicer Default if the Servicer has made a deposit in the Collection Account with respect to such failure in accordance with Section 3.3;

     (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement) and which continues to be incorrect in any material respect and which continues to affect materially and adversely the rights of the Certificateholders of any Series (without regard to the amount of any Enhancement) for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, the Trustee, the Transferor or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee and the Transferor if given by the Investor Certificateholders) (a "Termination
                                                            -----------
Notice"), may terminate all of the rights and obligations of the Servicer as
------
Servicer under this Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and
                                       ----------------
interests of the Transferor Interest will not be affected by any Service Transfer. The Trustee, upon giving or receiving a Termination Notice shall immediately notify the Rating Agencies and any Enhancement Provider of such notice. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer, and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to take all reasonable actions to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Recoveries. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.1(a) for a period of 10 Business Days after the applicable grace period or a delay in or failure of performance referred to in
Section 10.1(b) or (c) for a period of 60 Business Days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations. The Servicer shall immediately notify a Responsible Officer of the Trustee in writing of any Servicer Default.

     Section 10.2  Trustee to Act; Appointment of Successor.
                   ----------------------------------------

     (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall
                         --------- --------
accept its appointment by a written assumption in a form acceptable to the Trustee and the Transferor. The Transferor shall have the right to nominate to the Trustee the name of a potential successor servicer which nominee shall be selected by the Trustee as the Successor Servicer. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer, the Trustee has not appointed the Transferor's nominee and the Servicer delivers to the Trustee an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Trustee shall notify each Enhancement Provider that a sale of the Receivables is proposed and shall provide each Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Invested Amount (less the aggregate principal amount on deposit in the Excess Funding Account and any principal funding account with respect to any Series) on the date of such purchase plus all accrued but unpaid interest on the Certificates
                      ----
of all Series at the applicable Certificate Rates through the end of the applicable interest accrual periods of such Series plus any other unpaid amounts
                                                   ----
required to be paid pursuant to this Section 10.2 under any Supplement; provided, however, that, if the Transferor shall not have a rating of P-3 or
--------  -------
Baa3 or higher by Moody's and BBB- or higher by Standard & Poor's, no such reassignment shall occur unless the Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such reassignment would not constitute a fraudulent conveyance. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee (as trustee hereunder) without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit receivables as the Successor Servicer hereunder. Notwithstanding anything to the contrary in this Agreement, the entire amount of the reassignment deposit amount shall be distributed to the Investor Certificateholders of the related Series on the subsequent Distribution Date for such Series pursuant to Section 12.3 (except for amounts payable to any Enhancement

Provider under the applicable Enhancement Agreement, which amounts shall be distributed to such Enhancement Provider.)

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the outgoing Servicer
                                 --------  -------
shall not be relieved of any liability hereunder for its actions prior to the transfer of servicing hereunder; and, provided further, that (i) the outgoing
                                      -------- -------
Servicer shall not indemnify the Trust or the Trustee under Section 8.4 for acts, omissions or alleged acts or omissions by a Successor Servicer and (ii) the outgoing Servicer shall not pay or reimburse the Trustee pursuant to Section
11.5 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any applicable Enhancement agreement.

     (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation
                                --------  -------
shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     Section 10.3   Notification to Certificateholders. Upon the occurrence of
                    ----------------------------------
any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Rating Agencies and any Enhancement Provider, and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Investor Certificateholders at their respective addresses appearing in the Certificate Register, the Rating Agencies and to any Enhancement Provider.

Notice to Holders of Bearer Certificates shall be given by publication in the manner described in Section 13.5.

     Section 10.4  Waiver of Past Defaults. The Holders of Investor Certificates
                   -----------------------
evidencing Undivided Interests aggregating more than 66-2/3% of the Invested Amount of any Series then outstanding affected by any default by the Servicer or the Transferor may, on behalf of all Holders of Certificates of such affected Series, waive any default by the Servicer or the Transferor in the performance of their respective obligations hereunder and its consequences, except a default resulting from the failure to make any required deposits or payments of interest or principal with respect to any Series. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [END OF ARTICLE X]

                                    ARTICLE XI
                                   THE TRUSTEE

     Section 11.1   Duties of Trustee.
                    -----------------

     (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing or waiving of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived), the Trustee (as Trustee and not Successor Servicer) shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they conform as to form to the requirements of this Agreement or any Supplement, but shall not be required to verify the accuracy of any information, calculations or conclusions stated therein.

     (c) Subject to Section 11.1(a), no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
            --------  -------

            (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement;

            (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer (other than the Trustee, in its capacity as Successor Servicer) to comply with the obligations of the Servicer referred to in clauses (a), (b) and (c) of Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure (it being understood that knowledge of the Servicer, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer, the Transferor, any Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby or any Enhancement Provider;

                (iv) in making a determination of any material and adverse effect upon Certificateholders or the Investor Certificates, the Trustee may, as to matters of law, rely exclusively upon an Opinion of Counsel.

             (d) The Trustee (in its capacity as such) shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Transferor, the Servicer or the Successor Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the Successor Servicer in accordance with the terms of this Agreement or any Supplement.

             (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

             (f) Except as specifically provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

             (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall not be the Trustee and shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

             (h) Any action, suit or proceeding brought in respect of one or more particular Series shall have no effect on the Trustee's rights, duties and obligations hereunder with respect to any one or more Series not the subject of such action, suit or proceeding.

             (i) The Trustee shall, upon the reasonable request of the Transferor, enter into any intercreditor agreement relating to the assets of the Transferor.

             Section 11.2   Certain Matters Affecting the Trustee.  Except as
                            -------------------------------------
otherwise provided in Section 11.1:

             (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, Opinion of Counsel, certificate of independent public accountants or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, including, without limitation, any request or instruction by the Servicer or the Transferor to make any deposit or payment or any draw on any Enhancement or to transfer any Receivables or Accounts, prima facie properly executed and submitted to it
                         ----- -----
pursuant to this Agreement or any Supplement by the proper party or parties;

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             (b)   the Trustee may consult with counsel as to matters of law and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel as to any actions required to be taken or withheld hereunder;

             (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or Certificate Owners or any Enhancement Provider, pursuant to the provisions of this Agreement or any Supplement or any Enhancement, unless such Certificateholders or Certificate Owners or such Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee (as Trustee but not as Successor Servicer) of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs;

             (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

             (e) except as may be required by Section 11.1(a) or 11.1(b), the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, except to the extent specifically requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts and the Trustee is reasonably indemnified therefor;

             (f) the Trustee (in its capacity as such) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee (in its capacity as such) shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

             (g) except as may be required by Section 11.1(a) or 11.1(b) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor or the Servicer with their representations, warranties or covenants or for any other purpose;

             (h) the permissive right of the Trustee to take actions enumerated in this Agreement or any Supplement shall in no event be construed as a duty;

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             (i)   whenever in the administration of this Agreement or any
Supplement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

             (j) except with respect to any Enhancement Invested Amount, the Trustee shall not be deemed to be a fiduciary for the Enhancement Provider, if any, in its capacity as such, and the Trustee's sole responsibility with respect to the Enhancement Provider in its capacity as such shall be to perform those duties with respect to the Enhancement Provider as are specifically set forth in the related Enhancement Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee with respect to the Enhancement Provider; and

             (k) the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Accounts, or to see to the maintenance of any such recording, filing or depositing or any rerecording, refiling or redepositing of any thereof or (ii) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

             Section 11.3  Trustee Not Liable for Recitals in Certificates. The
                           -----------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein, in any Supplement or in the Certificates (other than the certificates of authentication on the Certificates). Except as set forth in Section 2.2(a) or
Section 11.15, the Trustee makes no representations as to (i) the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificates of authentication on the Certificates), (ii) the existence or validity of any Receivable, (iii) the validity of any transfer or assignment of any Receivable to the Trust, (iv) the validity of any grant of a security interest to the Trust in any Receivable, (v) the perfection of any security interest (whether as of the date hereof or at any future time) in any Receivable, (vi) the maintenance of or the taking of any action to maintain such perfection, (vii) the receipt by the Trustee or the Servicer of any Receivable,
(viii) the performance or enforcement of any Receivable, (ix) the compliance by the Transferor or the Servicer with any covenant or representation, (x) the breach by the Transferor or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation or (xi) any action taken by the Servicer in the name of the Trustee. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or any other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

             Section 11.4  Trustee May Own Certificates. The Trustee in its
                           ----------------------------
individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee and may transact any banking or trust business with the Transferor, the Servicer or any of their respective Affiliates.

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             Section 11.5  The Servicer to Pay Trustee's Fees and Expenses. The
                           -----------------------------------------------
Servicer covenants and agrees to pay to the Trustee and any co-trustee(s) appointed pursuant to Section 11.10 from time to time out of its own funds, and the Trustee and any such co-trustee(s), shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder or pursuant to any Supplement of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee and any such co-trustee(s) (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any such co-trustee(s) in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances incurred or made by the Trustee in its capacity as Successor Servicer.

             The obligations of the Servicer and the Transferor under this
Section 11.5, Section 7.4, Section 8.4 and Section 11.17 shall survive the termination of the Trust and the resignation or removal of the Trustee or the Servicer.

             Section 11.6  Eligibility Requirements for Trustee. The Trustee
                           ------------------------------------
hereunder shall at all times be a corporation (including a banking corporation) or national banking association organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, a rating as to its long-term unsecured debt obligations of at least Baa3 by Moody's (if Moody's shall then be a Rating Agency) and BBB- by Standard & Poor's (if Standard & Poor's shall then be a Rating Agency) and a rating as to its short-term deposits or long-term unsecured debt obligations that satisfies the rating requirement of any other Rating Agency assigning a rating for any Class of Investor Certificates of any then outstanding Series and subject to supervision or examination by Federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

             Section 11.7  Resignation or Removal of Trustee.
                           ---------------------------------

             (a) The Trustee may at any time resign as Trustee and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of

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resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

           (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. The Transferor shall promptly pay all fees and expenses owed to any removed Trustee.

           (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 and payment of all fees and expenses owed to the resigning or removed Trustee. Any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

           Section 11.8 Successor Trustee.
                        -----------------

           (a) Any successor trustee appointed as provided in Section 11.7 shall execute, acknowledge and deliver to the Transferor, the Servicer and its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Supplement, with like effect as if originally named as Trustee herein. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor trustee all documents held by it hereunder, and the Transferor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

           (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof and shall be an Eligible Servicer, and, if Standard & Poor's is then a Rating Agency, unless Standard & Poor's shall have consented to such appointment.

           (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to each Rating Agency and all Certificateholders (other than Holders of Bearer Certificates) at their addresses as shown in the Certificate Register. Notice to Holders of Bearer Certificates shall be given by publication in the manner described in Section 13.5.

           Section 11.9 Merger or Consolidation of Trustee. Any Person into
                        ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person

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resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of
Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 11.10 Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

           (a) Notwithstanding any other provision of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee, or separate trustee, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8. The Servicer shall be responsible for the fees and expenses of any co-trustee or separate trustee appointed hereunder.

           (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

              (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder appointed with due care; and

              (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

           (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its

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

instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agreement or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

           (d) Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 11.11 Tax Returns and Compliance.
                         --------------------------

           (a) In the event the Trust shall be required to file tax returns, the Servicer shall prepare or cause to be prepared and is authorized hereunder to sign any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and Certificate Owners and shall deliver such information to the Paying Agent at least five days prior to the date it is required by law to be distributed to Certificateholders and Certificate Owners. The Trustee shall, upon request, furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of such tax returns and shall, upon request, execute such tax returns. In no event shall the Trustee, the Paying Agent, the Servicer or the Transferor be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including, without limitation, Federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except to the extent that such tax is imposed as a result of a violation by such Person of the provisions of this Agreement or any Supplement.

           (b) The Trustee and each Paying Agent shall comply with all Federal withholding requirements respecting payments to Investor Certificateholders or persons receiving funds from the Trust. In the event the Trustee or Paying Agent does withhold any amount from interest, principal, or other payments pursuant to Federal withholding requirements, the Trustee or Paying Agent shall indicate the amount withheld in writing with any payment to the person otherwise entitled to such amount.

           Section 11.12 Trustee May Enforce Claims Without Possession of
                         ------------------------------------------------
Certificates. All rights of action and claims under this Agreement or any
------------
Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and

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

advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

           Section 11.13 Suits for Enforcement. If a Servicer Default shall
                         ---------------------
occur and be continuing, the Trustee, in its discretion, may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Supplement by such suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

           Section 11.14 Rights of Certificateholders to Direct Trustee. Unless
                         ----------------------------------------------
otherwise specified for any Series in the related Supplement, Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount of all Series affected by the conduct of any proceeding or the exercise of any right conferred on the Trustee shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.1, the Trustee shall
             --------  -------
have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability for which it has not been adequately indemnified hereunder or be unduly prejudicial to the rights of Certificateholders of such Series not parties to such direction or to the rights of Certificateholders of other Series; and, provided further, that nothing in
                                            -------- -------
this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

           Section 11.15 Representations and Warranties of Trustee. The Trustee
                         -----------------------------------------
represents and warrants that:

           (i) The Trustee is a banking corporation, organized, existing and in good standing under the laws of the State of New York;

           (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and any Supplement; and

           (iii) This Agreement and any Supplement have been duly executed and delivered by the Trustee and, assuming due execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms.

           Section 11.16 Maintenance of Office or Agency. The Trustee will
                         -------------------------------
maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or

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

agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice (or in the case of Holders of Bearer Certificates, notice by publication in the manner described in Section 13.5 of the Agreement) to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 11.17 Force Majeure. In no event shall the Trustee be liable for
                   -------------
any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, without limitation, acts of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, embargoes or government actions, including any laws, ordinances, regulations or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

                               [END OF ARTICLE XI]

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

                                  ARTICLE XII
                                  TERMINATION

          Section 12.1 Termination of Trust.
                       --------------------

          (a) The respective obligations and responsibilities of the Transferor, the Servicer, the Paying Agent and the Trustee and their agents hereunder created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 2.4(c), 7.4, 8.4, 11.5, 11.17 and 12.3(b), upon the earliest of (i) the day following the date on which funds shall have been deposited in the Collection Account sufficient to pay the Aggregate Invested Amount and any Enhancement Invested Amount plus applicable Certificate Interest accrued through the last day of the interest accrual period preceding such Distribution Date in full on all Series of Investor Certificates, (ii) September 1, 2094 and (iii) the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the date hereof (the "Final Termination Date").
                                                      ----------------------

          (b) If on the last Distribution Date in the month immediately preceding the month in which the Final Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on such Distribution Date pursuant to Article IV), the Invested Amount or any Enhancement Invested Amount of any Series would be greater than zero, the Servicer shall sell within 30 days after such Distribution Date all of the Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any Affiliate shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated in accordance with Article IV; provided, however, that the Trustee shall determine conclusively the amount of
--------  -------
such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Prior to such sale of Receivables, the Servicer shall continue to collect Collections on the Receivables and allocate such payments in accordance with the provisions of
Article IV.

          Section 12.2 Optional Purchase; Final Termination Date of Investor
                       -----------------------------------------------------
Certificates of any Series.
--------------------------

          (a) If provided in any Supplement with respect to a Series of Investor Certificates (which provision must refer specifically to this Section 12.2), on any Distribution Date, the Transferor may, but shall not be obligated to, purchase such Series by depositing into the Collection Account, prior to such Distribution Date, an amount equal to the Invested Amount thereof plus interest accrued and unpaid thereon at the applicable Certificate Rate through the interest accrual period preceding such Distribution Date plus any other unpaid
                                                         ----
amounts required to be paid pursuant to this Section 12.2 under any Supplement; provided, however, that, if the Transferor shall not have a rating of P-3 or
--------  -------
Baa3 or higher by Moody's and BBB- or higher by Standard & Poor's, no such purchase of any Series of Investor Certificates shall occur unless the

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

Transferor shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such purchase of any Series of Investor Certificates would not constitute a fraudulent conveyance. Nothing herein limits the right of the Transferor or any Affiliate to purchase Investor Certificates on the open market and submit them to the Trustee for cancellation.

          (b) The amount deposited pursuant to Section 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Article IV on the Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to Section 12.2(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

          (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Stated Series Termination Date with respect to such Series. Unless otherwise provided in the related Supplement, in the event that the Invested Amount or any Enhancement Invested Amount of any Series of Certificates is greater than zero on its Stated Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause the Servicer to sell, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables or interests in Receivables up to 110% of the Invested Amount and any Enhancement Invested Amount of such Series at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the Aggregate Principal Receivables and (C) a fraction the numerator of which is the related Invested Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Invested Percentages with respect to Finance Charge Receivables of all Series outstanding and (2) the Invested Amount and any Enhancement Invested Amount of such Series). The Trustee shall conduct the sale of Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any Affiliate shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. Any proceeds of such sale in excess of the outstanding principal and interest due to Certificateholders of the applicable Series (which shall be paid to such Holders) shall be paid to the Holder of the Exchangeable Transferor Certificate, unless the applicable Supplement shall provide otherwise. Upon such Stated Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          Section 12.3 Final Payment with Respect to any Series.
                       ----------------------------------------

          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to the

Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or, in the case of the Holders of Bearer Certificates, by the publication by the Trustee of a notice at least once in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English language and customarily published on each business day in Luxembourg) and, so long as the Investor Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, in Luxembourg or the location required by such other stock exchange) specifying
(a) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to Section 2.4, 9.2, 10.2 or 12.2(a) or such other section as may be specified in the related Supplement) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in the applicable Supplement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transferor, the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

          (b) Notwithstanding the termination of the Trust pursuant to Section 12.1(a) or the occurrence of the Stated Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Investor Certificateholders. The Trustee shall pay or cause to be paid to the Transferor upon request all monies held for the payment of principal or interest which remain unclaimed after two years.

          (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

          Section 12.4 Transferor's Termination Rights. Upon the termination of
                       -------------------------------
the Trust pursuant to Section 12.1 and the surrender of the Exchangeable Transferor Certificate, the

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

Trustee shall transfer and assign to the Transferor (without recourse, representation or warranty) all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, and all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Paying Agent pursuant to Section 12.3(b), and all other Trust Property. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the applicable Receivables.

     Section 12.5 Defeasance. Notwithstanding anything to the contrary in this
                  ----------
Agreement, except as otherwise specifically provided with respect to any Series in the related Supplement:

     (a) The Transferor may at the Transferor's option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in subsection
 ---------------
12.5(c) are satisfied (a "Defeasance"); provided, however, that the following
                          ----------    --------  -------
rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in Section 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the right of any Enhancement Provider to the repayment of any amount due to it under the related Enhancement Agreement and Supplement, including interest thereon; (iii) the Transferor's obligations with respect to such Certificates under Sections 6.3 and 6.4; (iv) the rights (including the right to payment of its fees and expenses), powers, trusts, duties, and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (v) this Section 12.5.

     (b) Subject to Section 12.5(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to acquire Principal Receivables to be applied to acquire Eligible Investments rather than Principal Receivables.

     (c) The following shall be the conditions to Defeasance under Section 12.5(a):

         (i) The Transferor irrevocably shall have deposited or caused to be deposited with the Trustee (such deposit to be made from other than the Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) U.S. Dollars in an amount, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Enhancement Providers with respect to the Defeased Series;

          (ii) prior to its exercise of its right pursuant to this Section 12.5 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Transferor shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and termination of obligations will not have any material adverse impact on the Federal income tax characterization of any outstanding Series of Investor Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state tax purposes and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the 1940 Act;

          (iii) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate of the Transferor stating the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of an Early Amortization Event with respect to any Series; and

          (iv)  the Rating Agency Condition shall have been satisfied.

                              [END OF ARTICLE XII]

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     Section 13.1 Amendment.
                  ---------

     (a) This Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, to add one or more new identifying code numbers to the definition of Creation Date or the first paragraph of Section 2.6(d) or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, including any matters arising under Section 2.5(d) necessary to effect the conveyance contemplated thereunder; provided, however, that such action shall
                                    --------  -------
not adversely affect in any material respect the interests of any of the Investor Certificateholders; and, provided further, that an amendment pursuant
                                  -------- -------
to this Section 13.1(a) shall not effect a significant change in the Permitted Activities of the Trust. In addition, this Agreement and any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of this Agreement to enable Bearer Certificates to be issued in conformity with the Bearer Rules, to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Certificates in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules. Prior to executing any amendment in accordance with this Section 13.1(a), the Trustee shall receive and shall be permitted to rely upon an Opinion of Counsel to the effect that the conditions and requirements of this Section 13.1(a) have been satisfied (without implying that such a rating confirmation is required to be obtained, such Opinion of Counsel may rely as to any rated Series solely on a rating confirmation from the Rating Agencies that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates). The Transferor shall deliver prior written notice of any amendment pursuant to this Section 13.1(a) to each Rating Agency.

     (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however,
                                                              --------  -------
that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series, which Opinion of Counsel may rely as to any rated Series solely on the rating confirmation referred to in clause (iii) below (or 100% of the Class of Certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause any outstanding Series as to which an opinion that it was debt was given on its Closing Date to fail to qualify as debt for Federal income tax purposes, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income tax characterization of any outstanding Series of Investor Certificates or the Federal income taxation of any Investor Certificateholder or any Certificate Owner and (iii) the Rating Agency Condition shall have been satisfied; and, provided further, that such
                                                 -------- -------
amendment shall not effect a significant change in the Permitted Activities of the Trust or reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder or change the definition of or the manner of calculating the interest of any Investor Certificate of such Series without the consent of the related Investor Certificateholder or reduce the required percentage for consents to amendments pursuant to Section 13.1(c) without the consent of each affected Investor Certificateholder.

     (c) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any
             --------  -------
manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholders, (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of the related Investor Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the related Investor Certificateholders. Any amendment pursuant to this Section 13.1(c) shall require that each Rating Agency rating the affected Series confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates.

     (d) Promptly after the execution of any such amendment other than an amendment pursuant to Section 13.1(a), the Trustee shall furnish written notification (or in the case of Bearer Certificates, publication notice in the manner described in Section 13.5) of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of such amendment to any related Enhancement Provider and each Rating Agency.

     (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such Certificateholders shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (f) Any Assignment or Reassignment regarding the addition to or removal of Receivables from the Trust respectively, as provided in Sections 2.6 and 2.7, respectively,

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

executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of Sections 13.1(a), (b), (c) and (g).

             (g) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel substantially in the form of Part Two of Exhibit G. The Trustee may, but shall
                                         ---------
not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

             (h) Notwithstanding anything in this Section 13.1 to the contrary,
(i) this Agreement shall not be amended to replace Tyler Funding as Transferor or to add any Person as Transferor unless the Rating Agency Condition shall have been satisfied and (ii) any Supplement may be amended on the terms and in accordance with the procedures specified therein.

             Section 13.2 Protection of Right, Title and Interest to Trust.
                          ------------------------------------------------

             (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto and/or all financing statements, amendments and continuation statements and any other necessary documents covering the right, title and interest of the Trust in the property conveyed hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to the Trust Property and to maintain the perfection and priority of the security interest of the Trustee in the Receivables and the proceeds thereof. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.2.

             (b) The Transferor shall not change its name, identity, organizational structure or jurisdiction of organization unless it has first (i) made all filings in all relevant jurisdictions under the UCC and other applicable law as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Trustee in the Receivables and the other property conveyed to the Trustee hereunder and (ii) delivered to the Servicer, the Trustee and each Rating Agency an Opinion of Counsel to the effect that all necessary filings have been made under the UCC in all relevant jurisdictions as are necessary to continue and maintain the first-priority perfected ownership or security interest of the Trustee in the Receivables conveyed to the Trustee hereunder and the proceeds thereof.

             (c) The Servicer will at all times maintain each office from which it services Receivables within the United States.

             (d) The Transferor will deliver to the Trustee and each Rating
Agency: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.6 (other than Section 2.6(d)), an Opinion of Counsel substantially in the form of Part One of Exhibit G; and (ii) on or before June 30 of each year, beginning with June 30, 2002, an

Opinion of Counsel, dated as of a date within 90 days of such day, substantially in the form of Exhibit H.
               ---------

             Section 13.3  Limitation on Rights of Certificateholders.
                           ------------------------------------------

             (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

             (b) No Investor Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

             (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Each Certificate Owner by its acquisition of a Book Entry Certificate shall be deemed to have consented to the provisions of this Section 13.3.

             Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
                          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 13.5 Notices. All demands, notices and communications
                               -------
hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, 3rd Floor, Suite 287, 2 Reid Street, Hamilton HM 11, Bermuda, telecopy number (441) 296-4623, telephone number (441) 296-5874, (b) in the case of the Servicer, 1800 Parkway Place, Marietta, Georgia 30067, Attention: Chief Financial Officer, telecopy number (404) 423-7901, telephone number (404) 423-7900, (c) in the case of the Trustee, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group/Structured Finance, telecopy number (212) 250-6439, telephone number (212) 250-6513, and (d) as to such other parties to which notices hereunder or under any Supplement are required to be given pursuant to the terms of any Supplement, the addresses specified in any Supplement or, as to each party, such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Any notice required or permitted to be made to Holders of Bearer Certificates by publication shall be published in an Authorized Newspaper and, if the Certificates of such Series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English language and customarily published on each business day in Luxembourg) and, if the Certificates of such Series are listed on any other stock exchange and such stock exchange shall so require, in any other city required by such stock exchange outside the United States, or, if not practicable, elsewhere in Europe.

                  In case by reason of the suspension of publication of any Authorized Newspaper or permitted newspaper with respect to Luxembourg or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Certificates as provided above, then such notification to Holders of Bearer Certificates as shall be given with approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Certificates as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Certificates as provided above.

                  Copies of all notices, reports, certificates and amendments required to be delivered to the Rating Agencies hereunder shall be mailed as follows: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department; Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance.

                  Section 13.6 Severability of Provisions. If any one or more of
                               --------------------------
the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

             Section 13.7  Assignment. Notwithstanding anything to the contrary
                           ----------
contained herein, except as provided in Sections 7.2, 8.2 and 8.5, this Agreement, including any Supplement, may not be assigned by the Transferor or the Servicer, as the case may be, without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Aggregate Invested Amount. The Transferor or the Servicer, as applicable, shall deliver to each Rating Agency prior written notice of any such assignment.

             Section 13.8  Certificates Nonassessable and Fully Paid. It is the
                           -----------------------------------------
intention of the parties to this Agreement that the Investor Certificateholders (and the Certificate Owners) shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Investor Certificates upon authentication thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

             Section 13.9  Further Assurances. The Transferor and the Servicer
                           ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement including, without limitation, the authorization of any financing statements or continuation statements relating to the property of the Trust for filing under the provisions of the UCC as in effect in the Relevant UCC State.

             Section 13.10 No Waiver; Cumulative Remedies. No failure to
                           ------------------------------
exercise and no delay in exercising, on the part of the Transferor, the Servicer, the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

             Section 13.11 Counterparts. This Agreement and any Supplement may
                           ------------
be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

             Section 13.12 Third-Party Beneficiaries. This Agreement and any
                           -------------------------
Supplement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement or any Supplement, no other person will have any right or obligation hereunder.

             Section 13.13 Actions by Certificateholders.
                           -----------------------------

             (a) Wherever in this Agreement or any Supplement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any

Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

                (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                Section 13.14  Merger and Integration. Except as specifically
                               ----------------------
stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                Section 13.15  Headings. The headings herein are for purposes of
                               --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                Section 13.16  Certificates and Opinions of Counsel.
                               ------------------------------------

                (a) Any certificate delivered hereunder may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person delivering such certificate knows, or in the exercise of reasonable care should know, that such opinion with respect to the matters upon which such certificate may be based as aforesaid is erroneous. Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Transferor, stating that the information with respect to such factual matters is in the possession of such Person, unless the Person delivering such certificate or such counsel knows, or in the exercise of reasonable care should know, that such certificate, opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel delivered hereunder may contain necessary exceptions and qualifications.

                (b) Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such counsel or the Person delivering such certificate, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, opinion or representations of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

                (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments hereunder, they may, but need not, be consolidated and form one instrument.

                Section 13.17  Nonpetition Covenant.
                               --------------------

        (a) To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Transferor, the Servicer, the Trustee, the Transfer Agent and Registrar and each Paying Agent shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

        (b) To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Trust, the Servicer, the Trustee, the Transfer Agent and Registrar and each Paying Agent shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Transferor, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

        IN WITNESS WHEREOF, the Transferor, the Bank, as Transferor under the Prior Agreement, the Servicer and the Trustee have caused this Amended and Restated Master Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    TYLER INTERNATIONAL FUNDING, INC.,
                                           as Transferor


                                    By: /s/ Philip J. Dunn
                                        Name: Philip J. Dunn
                                        Title: Vice President


                                    FIRST NORTH AMERICAN NATIONAL BANK,
                                        as Transferor under the Prior Agreement
                                        and as Servicer


                                    By: /s/ Michael T. Chalifoux
                                        Name: Michael T. Chalifoux
                                        Title: President


                                    BANKERS TRUST COMPANY,
                                        as Trustee


                                    By: /s/ Susan Barstock
                                        Name: Susan Barstock
                                        Title: Vice President